                                                                   EXHIBIT 10.02


                         AGREEMENT TO PURCHASE BUILDING



                                 By and Between




                                 VeriSign, Inc.
                             a Delaware corporation,
                                  as Purchaser



                                       and



                          Sobrato Development Co. #792
                        a California limited partnership,
                                    as Seller

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
ARTICLE 1: DEFINITIONS.................................................        1
     1.1   Definitions.................................................        1
     1.2   References..................................................        3

ARTICLE 2  PURCHASE AND SALE/LEASE TERMINATION.........................        4
     2.1   Purchase and Sale/Lease Termination.........................        4

ARTICLE 3  PURCHASE PRICE..............................................        4
     3.1   Purchase Price..............................................        4
     3.2   Escrow......................................................        4
     3.3   Review and Inspection.......................................        5

ARTICLE 4  COVENANTS, REPRESENTATIONS AND WARRANTIES...................        6
     4.1   Covenants, Representations and Warranties of Seller.........        6
           (a) Authority...............................................        6
           (b) No Breach...............................................        6
           (c) Leases..................................................        6
           (d) Commissions.............................................        6
           (e) Condemnation............................................        7
           (f) Contracts...............................................        7
           (g) Employees...............................................        7
           (h) Legal Requirements......................................        7
           (i) Litigation..............................................        7
           (j) Value...................................................        7
           (k) License and Permits.....................................        7
           (l) Exactments/Recapture Agreements.........................        7
           (m) Zoning..................................................        8
           (n) Environmental Reports...................................        8
           (o) Documents...............................................        9
     4.2   Covenants, Representations and Warranties of Purchaser......        9
           (a) Authority...............................................        9
           (b) No Breach...............................................        9

ARTICLE 5  MATTERS.....................................................        9
     5.1   Closing.....................................................        9
     5.2   [Retained for Numbering Purposes Only]......................        9
     5.3   Survey, Title Commitment and Searches.......................       10
           (a) Survey..................................................       10
     5.4   Defects.....................................................       10

ARTICLE 6  DELIVERIES..................................................       11
     6.1   Seller's Deliveries.........................................       11

   6.2     Purchaser's Deliveries .........................................     12
   6.3     Closing Statement ..............................................     12
   6.4     Further Assurances .............................................     12

ARTICLE 7  APPORTIONMENTS; TAXES; UTILITIES ...............................     12
   7.1     Taxes ..........................................................     12
   7.2     Rents ..........................................................     12
   7.3     Security Deposits ..............................................     13
   7.4     Contracts ......................................................     13
   7.5     Other Property Operating Expenses ..............................     13
   7.6     Insurance Premiums .............................................     13
   7.7     No Credit For Tenant Inducements ...............................     13

ARTICLE 8  CONDITIONS TO SELLER'S OBLIGATIONS .............................     13
   8.1     Seller's Conditions Precedent ..................................     13

ARTICLE 9  CONDITIONS TO PURCHASER'S OBLIGATIONS ..........................     14
   9.1     Feasibility Contingency ........................................     14
   9.2     Additional Conditions Precedent ................................     14

ARTICLE 10 ACTIONS AND OPERATIONS PENDING .................................     14
  10.1     Actions and Operations Pending Closing .........................     14

ARTICLE 11 DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE .................     15
  11.1     Termination of Agreement .......................................     15
  11.2     No Termination of Agreement ....................................     15

ARTICLE 12 LIABILITIES, ASSIGNMENT AND ASSUMPTION OF CERTAIN CONTRACT
  OBLIGATIONS .............................................................     16
  12.1     No Liability of Purchaser ......................................     16
  12.2     Assumption of Liabilities by Purchaser .........................     16

ARTICLE 13 RETAINED FOR NUMBERING PURPOSES ONLY ...........................     16

ARTICLE 14 NOTICES ........................................................     16
  14.1     Notices ........................................................     16

ARTICLE 15 MISCELLANEOUS ..................................................     17
  15.1     Expenses .......................................................     17
  15.2     Brokerage ......................................................     18
  15.3     Books and Records ..............................................     18
  15.4     Seller Default .................................................     18
  15.5     Liquidated Damages .............................................     18
  15.6     Survival .......................................................     19
  15.7     Construction ...................................................     19
  15.8     Confidential Information .......................................     19

   15.9     General .....................................................     20
   15.10    Headings ....................................................     20
   15.11    Governing Law; Parties at Interest ..........................     20
   15.12    Computation of Time .........................................     20
   15.13    [Retained for Numbering Purposes Only.] .....................     21
   15.14    Time of the Essence .........................................     21
   15.15    As-Is and Release ...........................................     21
   15.16    Like-Kind Exchange ..........................................     22
   15.17    [Retained for Numbering Purposes Only.] .....................     22
   15.18    Attorneys' Fees .............................................     23

                                LIST OF EXHIBITS

                  Exhibit A         Land Legal Description
                  Exhibit B         Permitted Exceptions
                  Exhibit C         Submission Matters
                  Exhibit D         Intentionally Omitted
                  Exhibit E         Bill of Sale
                  Exhibit F         Lease
                  Exhibit G         Contracts
                  Exhibit H         Licenses & Permits
                  Exhibit I         Deed
                  Exhibit J         Environmental Reports
                  Exhibit K         Lease Termination
                  Exhibit L         Assignment

                         AGREEMENT TO PURCHASE BUILDING
                         ------------------------------

     THIS AGREEMENT TO PURCHASE BUILDING (the "Agreement") is made this 1st day of October, 2001, by and between Sobrato Development Co. #792, a California limited partnership ("Seller"), and VeriSign, Inc., a Delaware corporation ("Purchaser").

                                R E C I T A L S:
                                - - - - - - - -

     A. Seller is currently the owner of fee simple title to approximately 10.63 acres of land upon which is currently constructed the building commonly known as 685 East Middlefield Road, Mountain View, California containing approximately 162,090 rentable square feet (the "Property).

     B. Pursuant to that certain lease listed on Exhibit F hereto (the "Lease") Purchaser is the tenant of the Property.

     C. Purchaser desires (i) to purchase the Property from Seller, and (ii) to terminate the Lease effective as of the Closing. Seller desires to effectuate the foregoing.

                              A G R E E M E N T S:
                              - - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         1.1 Definitions As used herein, the following terms shall have the
             -----------
respective meanings indicated below:

         Agreement:  This Agreement to Purchase Building, including the
         ---------
Exhibits, which are incorporated herein.

         Building:  The building referred to in Recital A.
         --------

         Closing:  As defined in Section 5.1.
         -------

         Closing Date:  As defined in Section 5.1.
         ------------

         Contracts: All equipment leases, management, leasing, repair,
         ---------
maintenance, operating, supply, purchase, consulting, advertising, service, equipment, utility, concession, telephone, cable, employment, collective bargaining, employee benefit and other contracts, commitments and agreements (excluding the Leases) relating to all or any portion of the Property.

         Deposit: The sum of Thirty Thousand Dollars ($30,000.00), which shall
         -------
be deposited by Purchaser with Escrowee, as escrowee, to be held as earnest money subject to the terms of this Agreement, and interest thereon, if any.

         Escrow:  The escrow created for the purpose of facilitating the
         ------
transactions contemplated hereby pursuant to the Escrow Instructions (as defined herein).

         Escrowee:  Alliance Title Company, located at 901 Campisi Way, Suite
         --------
100, Campbell, California.

         Escrow Instructions: The escrow instructions to be executed and
         -------------------
delivered by a party hereto pursuant to Section 3.2 (or such party's attorneys who are hereby authorized by such party to execute same) to the Escrowee, as are reasonably necessary to consummate the transactions contemplated by this Agreement and consistent with the terms of this Agreement.

         Improvements: The Building, including, but not limited to, structures
         ------------
(surface and sub-surface) and other improvements, including all fixtures, systems, facilities, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air-conditioning, electric power, light, plumbing, refrigeration, gas, sewer and water thereto, to the extent completed as of the Closing.

         Intangible Personal Property: All intangible property owned by Seller
         ----------------------------
or any affiliate thereof and used in connection with the Property, if any, including without limitation all permits, approvals, land use and other rights to construct a two story approximately 50,000 square foot building adjacent to the Building (Seller does not warranty that any such rights exist for such adjacent building), all trademarks, trade names, contract rights, guarantees, licenses, permits, warranties, promotional materials, leasing brochures, and logos.

         Land: The real property described in Exhibit A hereto, together with
         ----
all easements and appurtenances thereto, all oil, gas and mineral rights belonging to Seller with respect to such real property, all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof.

         Lease:  The lease listed on Exhibit F hereto.
         -----

         Legal Requirements: (i) All laws, statutes, codes, acts, ordinances,
         ------------------
orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates (including the certificate of occupancy issued for the Property), directions and requirements, including any applicable environmental, zoning, building, housing or similar law, ordinance, code, order or regulation of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters), which now or hereafter may be applicable to the Property, and the operation thereof, and (ii) all covenants, easements and restrictions affecting the Property.

         Obligations: All payments required to be made and all representations,
         -----------
warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

         Permitted Exceptions: Any liens, encumbrances, restrictions, exceptions
         --------------------
and other matters specified in Exhibit B to which title to the Real Property may be subject on the Closing Date.

         Personalty: All fixtures, equipment, furniture, furnishings,
         ----------
appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, all or any part of the Real Property (except such as are owned by tenants of the Real Property or anyone other than Seller), if any.

         Property:  (i) The Real Property, (ii) the Personalty, and (iii) the
         --------
Intangible Personal Property, collectively.

         Proration Date:  The day immediately preceding the Closing Date.
         --------------

         Purchase Price:  One Hundred Nineteen Million Five Hundred Two Thousand
         --------------
Thirty-Seven Dollars ($119,502,037).

         Real Property:  The Land together with the Improvements located on the
         -------------
Land.

         Records: All books and records maintained by Seller or its agents
         -------
pertaining to the Property (excluding organizational documents of Seller and documents relating to the ongoing governance of the entities which comprise Seller).

         Survey:  The survey for the Real Property prepared in accordance with
         ------
Section 5.3(a).

         Title Company:  First American Title Insurance Company.
         -------------

         Title Defect:  A lien, claim, charge, security interest or encumbrance
         ------------
other than a Permitted Exception.

         UCC:  The Uniform Commercial Code in effect in California.
         ---

         1.2 References. Except as otherwise specifically indicated, all
             ----------
references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby," "hereof," "herein," "hereof," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                    ARTICLE 2
                       PURCHASE AND SALE/LEASE TERMINATION
                       -----------------------------------

         2.1  Purchase and Sale/Lease Termination  Subject to the conditions
              -----------------------------------
and on the terms contained in this Agreement:

              (a) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and convey to Purchaser, the Property by a recordable grant deed in the form attached hereto as Exhibit I (the "Deed").

              (b) Purchaser and Seller agree to terminate the Lease.

              (c) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, assign and transfer to Purchaser pursuant to an Assignment and Assumption Agreement in the form attached hereto as Exhibit L, all of Seller's right, title and interest in (i) the Contracts listed under the heading "Assigned Contracts" on Exhibit G hereto, and (ii) the Intangible Personal Property pertaining to the Property.

              (d) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, assign and transfer to Purchaser, the Personal Property owned by Seller, if any, by good and sufficient bill of sale in the form attached hereto as Exhibit E.

                                    ARTICLE 3
                                 PURCHASE PRICE
                                 --------------

         3.1  Purchase Price  Purchaser agrees to pay to Seller, and Seller
              --------------
agrees to accept  payment of the Purchase Price as follows:

              (a) The Deposit shall be applied against the Purchase Price at Closing. The Deposit shall be paid to Seller if the transaction contemplated hereby fails to close for any reason, including without limitation a default by Seller.

              (b) At Closing, Purchaser shall pay to Seller the Deposit and the balance of the Purchase Price, plus or minus prorations and adjustments as hereinafter provided, in cash or by wire transfer of collected federal funds for immediate credit. The Purchase Price shall not be adjusted due to variances in acreage or square footage of the Land or Building from those stated in the Recitals.

         3.2  Escrow Not later than two (2) business days following the date
              ------
hereof, the parties, through their respective attorneys, shall establish an escrow (the "Escrow") with Escrowee, if not established as of the date hereof, and shall deposit a copy of an executed counterpart of this Agreement with Escrowee. Seller and Purchaser agree to execute such escrow instructions, consistent with this Agreement, as may be necessary or appropriate to consummate the transactions contemplated in this Agreement; provided, however, that in the
                                                 --------  -------
event of any conflict between the provisions of this Agreement and any such escrow instructions, the terms of this Agreement shall control. Upon opening of said Escrow, Purchaser shall cause the Deposit to be deposited in said Escrow. Purchaser shall direct the Escrowee to invest the Deposit in accounts or securities permitted by Escrowee at the highest available rate of interest.

Said Escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into nor in any manner superseded by said Escrow. The parties shall instruct Escrowee to file with the Internal Revenue Service the information return (Form 1099B) required by Section 6045(e) of the Internal Revenue Code and any regulations issued pursuant thereto in connection with the sales proceeds delivered to Seller at the Closing. Seller shall be responsible to give to the Escrowee such information as the Escrowee requires to complete said form.

         3.3 Review and Inspection At any time prior to Closing, Purchaser shall
             ---------------------
have the right to enter upon the Real Property to inspect the Property and to conduct tests and investigations at its sole cost and expense. In addition, Seller shall allow Purchaser to review all Records. Seller shall cooperate with Purchaser, or its agents, in arranging such inspections and reviews, provided that Purchaser shall give Seller at least twenty four (24) hours prior notice of the need for Seller's cooperation. Purchaser may order an environmental report, at Purchaser's sole cost and expense, to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study"). Purchaser may contact governmental bodies and agencies regarding the Property. Purchaser acknowledges that prior to the date of this Agreement, Seller provided Purchaser all the information described on Exhibit C. Within ten (10) days after request therefore by Purchaser, Seller shall, from time to time, update any information previously provided by Seller pursuant hereto. If this Agreement terminates for any reason other than a breach by Seller hereunder, then Purchaser shall promptly return to Seller all materials delivered by Seller to Purchaser and deliver to Seller, without representation or warranty, express or implied, all non-proprietary studies, tests and reports relating to the physical condition of the Property prepared by third party consultants for Purchaser. The immediately preceding sentence shall survive the termination of this Agreement. All entry onto and inspections of the Real Property shall be subject to the following:

             (a) The persons or entities performing work for the Purchaser shall have obtained all required licenses and permits for performing relevant tests on the Real Property prior to performing any tests on the Real Property. Prior to entry onto the Real Property to perform any tests or other due diligence investigations pursuant to this Agreement, each of Purchaser's third party consultants and contractors shall have obtained a policy or policies of commercial general liability insurance providing for a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and aggregate, covering liability to property or persons for such consultant's or contractor's activities on or about the Real Property, and naming Seller as an additional insured.

             (b) Seller shall have the right, at Seller's sole cost and expense, to have one (1) or more representatives of Seller accompany Purchaser and Purchaser's agents, employees, consultants, contractors and representatives (collectively "Purchaser's Representatives") while they are on the Real Property pursuant to this Agreement.

             (c) If the Property is damaged in connection with any of Purchaser's activities pursuant to this Agreement, Purchaser, at Purchaser's sole cost and expense, shall immediately repair such damage and restore the Real Property to its condition existing immediately prior to such activities. Until restoration is complete, Purchaser shall take all steps necessary to ensure that any conditions on the Real Property created by Purchaser's activities do not create any dangerous or unhealthy conditions on the Real Property. Purchaser agrees that the activities of

Purchaser and Purchaser's Representatives under this Article 3 shall not constitute an interference with or disturbance of Purchaser's rights as tenant under the Leases. The restoration obligation contained in this Section 3.3(c) shall survive the termination of this Agreement.

          (d) Purchaser shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller for, from and against any and all claims, damages, liens, judgments, demands, obligations, actions, costs, liabilities and losses (including mechanics' liens) and expenses (including, without limitation, attorneys' fees) ("Claims and Liabilities") to the extent arising out of any entry by Purchaser or Purchaser's Representatives, except that such obligations shall not apply to the extent such Claims and Liabilities arise out of any negligent acts or omissions of Seller or any of Seller's agents, representatives, employees, consultants or contractors. The indemnity, defense and hold harmless obligations contained in this Section 3.3(d) shall survive Close of Escrow or any termination of this Agreement.

                                    ARTICLE 4
                    COVENANTS, REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

     4.1 Covenants, Representations and Warranties of Seller To induce Purchaser
         ---------------------------------------------------
to execute, deliver and perform this Agreement, Seller covenants, represents and warrants to Purchaser on and as of the date hereof as follows:

         (a) Authority. The Seller has the power and authority to sell,
             ---------
transfer, convey and deliver the Property to be sold and purchased hereunder, to terminate the Lease, and to enter into the agreements contemplated hereby, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed pursuant hereto on behalf of the Seller are duly authorized to sign same on behalf of the Seller and to bind the Seller.

         (b) No Breach. The execution and delivery of this Agreement, the
             ---------
consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of the Seller or any instrument to which the Seller is a party or by which the Seller or the Property is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

         (c) Leases. Exhibit F is a complete and correct list of all leases,
             ------
tenancies, occupancy licenses and other rights of occupancy or use for all or any portion of the Property (other than subleases or other agreements assigned to Purchaser or to which Purchaser or any affiliate of Purchaser is a party) currently in effect.

         (d) Commissions. No brokerage or leasing commission or other
             -----------
compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases affecting the Real Property or the current subleases to America Online, Inc. and Hewlett-Packard (provided, however that the foregoing shall not apply with respect to any breach of the tenant's representations, warranties or other obligations expressly set forth in the Leases or with respect to any such commission or compensation incurred by Purchaser).

          (e) Condemnation. Seller has not received written notice of any
              ------------
pending condemnation, expropriation, eminent domain, or similar proceeding affecting all or any portion of the Real Property, and the Seller has no actual knowledge that any such proceeding is contemplated.

          (f) Contracts. To Seller's actual knowledge, attached hereto as
              ---------
Exhibit G is a complete list of all Contracts currently in effect for the Property. The Seller has no actual knowledge of any defaults under any of such Contracts, and all of such Contracts are in good standing and in full force and effect. The Seller shall, effective as of Closing, terminate all Contracts listed as "Terminated Contracts" on Exhibit G hereto, and the Seller shall pay at or prior to the Closing all amounts which are or may come due under such terminated Contracts.

          (g) Employees. The Seller has no employees.
              ---------

          (h) Legal Requirements. The Seller has not received notice of existing
              ------------------
violations of any Legal Requirements by the Property or due to the operation of the Property which remain uncured.

          (i) Litigation. The Seller has not received written notice of any
              ----------
action, suit or proceeding pending, and Seller has no actual knowledge of any threatened against or affecting all or any portion of the Property, or any of the Leases affecting the Real Property, or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

          (j) Value. The Seller has not received notice of any proposed change
              -----
in the assessed valuation of all or any portion of the Real Property for real property tax purposes other than the customary reassessments imposed annually pursuant to Laws, provided however that Purchaser is hereby advised that the Real Property will also be subject to reassessment in connection with any work in progress or otherwise completed and not yet reassessed.

          (k) License and Permits. The licenses and permits listed on Exhibit H
              -------------------
are all of the renewable licenses and permits currently held by the Seller in connection with its ownership and operation of the Real Property. The Seller has not received written notice of any intention on the part of the issuing authority to cancel, suspend or modify any of such licenses or permits or any other license or permit issued in connection with the ownership or operation of the Real Property or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. The Seller has not received written notice that it fails to hold any licenses, franchises, certifications, authorizations, approvals or permits required by any governmental or quasi-governmental authority for the use and operation of the Property as the same is presently used and operated or that the operation of such Property fails to comply with any of the licenses and permits. All of the licenses and permits are fully paid for, and the Seller has made, or will make, application for renewals of any such licenses and permits which will expire before the Closing Date.

          (l) Exactments/Recapture Agreements. Except as disclosed in any
              -------------------------------
preliminary title reports, the documents listed on Exhibit J (the "Environmental Reports") hereto or in any other materials delivered by Seller to Barry Popkin, Robert Dmytryk or Peter Ross (collectively, the "Delivered Materials"), the Seller has no actual knowledge of any outstanding obligations in connection with the Land it owns for any exactments. Except as disclosed in the Delivered Materials, the Seller has no actual knowledge of any outstanding obligations in connection with the Land for any so-called "recapture agreement" involving refund for sewer extension, oversizing utility, lighting or like expense or charge for work or services done upon or relating to the Real Property. To the Seller's actual knowledge, no portion of its Property is subject to or is affected by any special assessment or special taxing district, except as disclosed in the Delivered Materials.

          (m) Zoning. The Seller has no actual knowledge of any existing,
              ------
pending, contemplated, threatened or anticipated (i) change in the zoning classification of the Real Property or (ii) widening, change of grade or limitation on use of streets abutting the Real Property, except as may be disclosed in the Delivered Materials.

          (n) Environmental Reports. The Delivered Materials include all reports
             ----------------------
currently in the Seller's possession related to whether any Hazardous Materials have been located on the Real Property or have migrated onto the Real Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Real Property.

          The term "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; oil
                                                                 -- ---
and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.;
                                                                  -- ---
asbestos and asbestos-containing materials, PCBs and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; source
                                                               -- ---
material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act of 1954, 42 U.S.C Section 2011 et seq., or the Nuclear
                                                     -- ---
Waste Policy Act of 1982, 42 U.S.C 10101 et seq.; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. { 1910.1200 et seq.; and industrial
                                                     -- ---
process and pollution control wastes, whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et
                                                                              --
seq. The term "Environmental Laws" shall mean and include all federal, state and
---
local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and
             -- ---                                               -- ---
the Water Quality Act of 1987, 33 U.S.C. Section 1251; the Federal Insecticide, Fungicide, and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Marine
                                                    -- ---
Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the
                                                                  -- ---
National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise
                                                          -- ---
Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health
                                    -- ---
Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste
                       -- ---
Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.;
                                                                        -- ---
the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and
                    -- ---
Reauthorization Act, the Emergency Planning and

Community Right-to-Know Act of 1986, 12 U.S.C. Section 1101 et seq., and the
                                                            -- ---
Radon Gas and Indoor Air Quality Research Act of 1986, 42 U.S.C. Section 7401, et seq.; the Toxic Substances Control Act 15 U.S.C. Section 2601 et seq.; the
-- ---                                                           -- ---
Atomic Energy Act of 1954, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste
                                                  -- ---
Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and state and local
                                            -- ---
environmental statutes and ordinances, with implementing regulations and rules, as any of the foregoing may be amended from time to time.

          (o) Documents. The Delivered Materials, together with the JCP Report
              ---------
referenced in Section 15.15 and the Contracts described on Exhibit G, constitute all of the documents of the type described in Exhibit C affecting the Property which are currently in the Seller's possession with respect to the Property.

          The representations and warranties made by Seller in this Section 4.1 shall survive the Closing and not be merged therein for a period of one (1) year, and the Seller shall only be liable to Purchaser hereunder for a breach of representation or warranty made herein with respect to which a claim is made by Purchaser against the Seller on or before the first anniversary of the Closing Date.

     4.2  Covenants,  Representations and Warranties of Purchaser.
          -------------------------------------------------------
Purchaser covenants, represents and warrants to Seller as follows:

          (a) Authority. Purchaser has the power and authority to purchase and
              ---------
accept the Property to be sold and purchased hereunder, to terminate the Lease, and to enter into the agreements contemplated hereby, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed pursuant hereto on behalf of Purchaser are duly authorized to sign same on behalf of Purchaser and to bind Purchaser.

          (b) No Breach. The execution and delivery of this Agreement, the
              ---------
consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of Purchaser or any instrument to which Purchaser is a party or by which Purchaser is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

                                    ARTICLE 5
                                     MATTERS
                                     -------

          5.1 Closing. The closing of the transaction contemplated hereby (the
              -------
"Closing") shall take place on October 1, 2001 (the "Closing Date"). The parties will deposit documents and funds into escrow in sufficient time to close on the scheduled Closing Date, but in any event documents shall be deposited at least one (1) business day prior to the scheduled Closing Date. The Closing shall be effected pursuant to the Escrow Instructions.

          5.2 [Retained for Numbering Purposes Only]

         5.3 Survey, Title Commitment and Searches. Seller shall deliver to
             -------------------------------------
Purchaser the following (hereinafter referred to collectively as the "Title Documents") within ten (10) days after the date hereof, to the extent not already delivery as of the date hereof:

             (a) Survey. Five (5) copies of a Plat of Survey of the Property
                 ------
prepared after the date hereof by a surveyor licensed by the State of California, in conformity with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1999, meeting the accuracy requirements of an Urban Survey, as defined therein, and including items 1-4 and 6-11 and 13 in Table A contained therein, and in conformity with such standards as are required by the Title Insurer as a condition to the removal of any general survey exceptions from the Title Commitment (other than those matters that may be shown by the survey), certified to Purchaser and the Title Company.

         Purchaser acknowledges having received a preliminary title report ("Title Report") dated as of July 9, 2001 issued by the Escrowee with respect to the Real Property, together with full and legible copies of all documents ("Title Papers") referred to in the Title Report. Purchaser shall arrange for any update thereto and such other information relating to title matters as Purchaser may desire directly with the Escrowee and Title Company.

         5.4 Defects.
             -------

             (a) Seller shall be obligated to remove mortgages, deeds of trust and other monetary liens or encumbrances of a definite and liquidated amount which encumber the Real Property (other than non-delinquent real property taxes and assessments and any encumbrances caused by or through Purchaser, the Purchaser's Representatives, or any tenant or subtenant of the Property) ("Mortgage Liens"), which the parties agree may be removed by the use of the proceeds of sale at Closing. If the proceeds of sale are insufficient to remove all Mortgage Liens, the Seller shall deposit at Closing any additional amount required to remove such Mortgage Liens, and should Seller fail to do so, Purchaser may exercise any remedy available to Purchaser at law or in equity against Seller. If any such Title Defect other than a Mortgage Lien is not cured (or subject to Purchaser's approval (not to be unreasonably withheld), insured over by the Title Company) on or prior to the Closing Date, Purchaser may either: (i) terminate this Agreement, in which event (hereinafter referred to as "Election No. 1") the parties shall have no further Obligation or liability to each other hereunder other than the obligations which are expressly stated herein to survive the termination of this Agreement ("Surviving Obligations") and the interest on the Deposit shall be returned to Purchaser; or (ii) accept title with the Title Defect, without any adjustment to the Purchase Price and without any liability of Seller with respect thereto (hereinafter referred to as "Election No. 2"). Title Defects which are acceptable as part of Election No. 2 shall thereupon be deemed to be Permitted Exceptions.

             (b) Purchaser's obligations hereunder shall be contingent on the Title Company being unconditionally committed to issue, at the Closing, (i) an ALTA Owner's Policy of Title Insurance (Form B, rev. 10/17/70) in the amount of the Purchase Price insuring fee simple title to the Real Property in the Purchaser subject only to the Permitted Exceptions and the pre-printed exceptions not removed by extended coverage, and with a Zoning 123.2 endorsement (with parking), an access endorsement, a contiguity endorsement, a restrictions endorsement, and such other endorsements as may be reasonably requested by Purchaser and available in California (the "ALTA Title Policy").

                                    ARTICLE 6
                                   DELIVERIES
                                   ----------

         6.1  Seller's Deliveries.  At least one day prior to the Closing Date,
              -------------------
Seller shall deposit in the Escrow the following:

              (a) the Deed executed by the Seller, together with a separate statement regarding documentary transfer tax in the form attached in Exhibit I-1 containing the information requested therein, which separate statement shall not be recorded as a public record in the Official Records, but shall be filed with the County Recorder when the Deed is recorded in the Official Records;

              (b) a Bill of Sale in the form attached hereto as Exhibit E executed by the Seller;

              (c) the Assignment and Assumption Agreement (the "Assignment") in the form attached hereto as Exhibit L executed by the Seller;

              (d) a termination of the Lease in the form attached hereto as Exhibit K (the "Lease Termination") effective as of the Closing Date, executed by the Seller;

              (e) originals of certificates of occupancy, licenses, permits, authorizations, consents and approvals required by law and issued by any governmental or quasi-governmental authority having jurisdiction over the Real Property (to the extent in the Seller's possession) and copies of all certificates, if any, issued by the local board of fire underwriters (or other body exercising similar functions) to the extent in the Seller's possession, to the extent not previously delivered to Purchaser;

              (f) to the extent in the Seller's possession and not previously delivered to Purchaser, a complete set of as-built architectural and engineering drawings, utilities layout plans, topographical plans and the like used in the construction of the buildings, structures and other improvements on the Real Property;

              (g) originals or certified copies of all Contracts then in the Seller's possession, which will be assigned pursuant to the Assignment;

              (h) a written certification ("FIRPTA Certificate"), which certification shall be in compliance with the Tax Reform Act of 1984 (the "Act") and the regulations thereunder that are imposed by the Foreign Investment in Real Property Tax Act ("FIRPTA") and certifying that the Seller is not a person or entity subject to withholding under FIRPTA and the Act, and containing the Seller's tax identification number and address. If Seller does not provide such written certification, Purchaser may withhold at Closing ten percent (10%) of the gross proceeds of the sale of the Property for remittance to the Internal Revenue Service in accordance with the provisions of the Act;

              (i) a California 597-W form; and

              (j) a certificate remaking and updating through the Closing Date the representations and warranties made in Section 4.1 hereof, or in the event the Seller has knowledge that any such representations and warranties are no longer accurate, describing how they are no longer accurate.

         6.2  Purchaser's Deliveries.  At the Closing, Purchaser shall cause  to
              ----------------------
 be delivered to Seller:

              (a) the Purchase Price required to be paid pursuant to Section 3.1 hereof;

              (b) the Lease Termination executed by Purchaser;

              (c) the Assignment executed by Purchaser;

              (d) a certificate remaking and updating through the Closing Date the representations and warranties made in Section 4.2 hereof, or in the event the Purchaser has knowledge that any such representations and warranties are no longer accurate, describing how they are no longer accurate.

         6.3  Closing Statement. Not later than five (5) days prior to the
              -----------------
Closing Date, Seller and Purchaser shall request of the Escrowee that Escrowee prepare a closing statement showing the funds to be delivered, closing costs and prorations for the transactions contemplated hereby in accordance with the provisions of Article 7 hereof.

         6.4  Further Assurances. Each of parties hereto, at the Closing, will
              ------------------
execute such additional instruments, documents or certificates as is reasonably required in order to consummate the purchase and sale of the Property pursuant to this Agreement.

                                    ARTICLE 7
                        APPORTIONMENTS; TAXES; UTILITIES
                        --------------------------------

         The following items shall be adjusted and apportioned between Seller and Purchaser as follows:

         7.1  Taxes. There shall be no proration of ad valorem real estate
              -----
taxes, general and special real property assessments, personal property taxes, charges and assessments ("Taxes") affecting the Property pursuant to this Agreement or under the Lease.

         7.2  Rents. All rents with respect to the Real Property shall be
              -----
prorated as of midnight of the Proration Date, such that Seller shall be entitled to rents which are due or past due or not yet due but accrued under the terms of the Lease, prorated to midnight of the Proration Date, regardless of when such payments are actually made and Purchaser shall be entitled to all such rents and other revenues accruing on and after the Closing Date. Any proration of rents between Purchaser and Seller pursuant to this Section shall also be deemed to have satisfied any rent proration requirements of the landlord and tenant under the Lease.

         7.3 Security Deposits. All cash security and other deposits of the
             -----------------
tenant under the Lease not theretofore applied, shall be delivered by Seller to Purchaser on the Closing Date, or as to such cash deposits, Seller may elect to give Purchaser a credit against the Purchase Price in the amount of such deposits. Any security deposit in the form of a letter of credit shall be delivered to Purchaser immediately following the Closing. Any such delivery or credit of the security and other deposits by Seller shall also be deemed to satisfy any requirement under the Lease for the return of such security and deposits to the tenant under the Lease.

         7.4 Contracts. Purchaser shall be entitled to a credit against the
             ---------
Purchase Price for sums that are due (or accrued) and unpaid as of the Closing Date under any contracts listed on Exhibit G as "Assigned Contracts", and Seller shall be entitled to a credit to the extent that sums have been paid under any such Contracts for services to be performed or goods to be delivered after the Closing Date. At Closing, Seller shall at its cost and expense terminate the existing insurance policies affecting the Property, and there shall be no prorations of any amounts related thereto under this Agreement or under the Lease.

         7.5 Other Property Operating Expenses. Operating expenses for the
             ---------------------------------
Property shall be prorated as of midnight of the Proration Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenant in accordance with the Lease) and Purchaser shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date together with any utility charges and operating expenses payable by tenant in accordance with the Lease (other than real property taxes and assessments and insurance premiums). To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Purchaser and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Purchaser any deposits which Seller has with any of the utility services or companies servicing the Property, and Seller shall be entitled to the return of such deposits from the utility provided, if any. Purchaser shall arrange with such services and companies to have accounts opened in Purchaser's name beginning at 12:01 a.m. on the Closing Date.

         7.6 Insurance Premiums.  At Closing,  Seller shall cancel the
             ------------------
existing insurance policies for the Property. Seller shall pay all insurance premiums owed prior to the Closing Date and there shall be no proration of such items.

         7.7 No Credit For Tenant Inducements. Purchaser agrees that there shall
             --------------------------------
be no payment or credit to Purchaser or liability to any tenant for any allowances and other expenditures required to complete tenant improvements or to satisfy other tenant inducements to be provided by the landlord under the Lease.

                                    ARTICLE 8
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

         8.1 Seller's Conditions Precedent.  The obligation of Seller to close
             -----------------------------
the transaction contemplated hereby is, at Seller's option, subject to all representations and warranties of

Purchaser contained in this Agreement being true and correct in all material respects at and as of the Closing Date and all covenants of Purchaser to have been performed on or before the Closing Date having been timely and duly performed in all material respects, which conditions are for Seller's benefit only and can be unilaterally waived by Seller.

                                    ARTICLE 9
                      CONDITIONS TO PURCHASER'S OBLIGATIONS
                      -------------------------------------

         9.1  Feasibility Contingency. The obligation of Purchaser to close the
              -----------------------
transaction contemplated hereby is, at the option of Purchaser, subject to Purchaser's being satisfied, in Purchaser's sole and absolute discretion, with the Records, Lease, Contracts and reports for the Property and the results of its physical inspections of the Property, including, but not limited to, environmental and engineering reports, and the availability of financing for the proposed acquisition (the "Feasibility Contingency"). Purchaser shall have through September 30, 2001 (the period from the date hereof through September 30, 2001 being the "Contingency Period") for satisfaction of the Feasibility Contingency. If Purchaser does not terminate this Agreement by written notice to Seller given prior to the expiration of the Contingency Period, Purchaser shall be deemed to have satisfied the Feasibility Contingency, in which event, subject to the terms and conditions hereof, Purchaser shall be obligated to close the transaction contemplated hereby. If Purchaser does terminate this Agreement by written notice to Seller given prior to the expiration of the Contingency Period, the interest on the Deposit shall forthwith be released to Purchaser from Escrow, the Deposit shall forthwith be released to Seller from Escrow, and, thereupon, this Agreement shall become null and void and neither party shall have any further rights and obligations hereunder, other than the Surviving Obligations.

         9.2  Additional Conditions Precedent. The obligation of Purchaser to
              -------------------------------
close the transaction contemplated hereby is, at Purchaser's option, further subject to all representations and warranties of the Seller contained in this Agreement being true and correct in all material respects at and as of the Closing Date, all covenants of Seller contained in this Agreement to have been performed on or before the Closing Date having been timely and duly performed in all material respects, the Title Company being committed to issue the ALTA Title Policy, and there being no material change in the condition of the Property from the date of the waiver of the Feasibility Condition through the Closing Date (other than changes caused by Purchaser, the Purchaser's Representatives or any tenant or subtenant of Purchaser).

                                   ARTICLE 10
                         ACTIONS AND OPERATIONS PENDING
                         ------------------------------

         10.1 Actions and Operations Pending Closing.  Seller agrees that
              --------------------------------------
from the date hereof through the Closing Date:

              (a) Except as may be provided to the contrary herein, the Property will continue to be operated and maintained substantially in accordance with the Seller's present standards (except to the extent failure to so maintain such Property is due to the tenant's breach of its obligations under the Lease).

          (b) the Seller shall perform or cause to be performed all obligations of the landlord under the Lease, all obligations of Seller under the Contracts to which it is a party and all licenses and permits, all obligations of Seller under the Legal Requirements applicable to the Property, and all obligations of the mortgagor under the any mortgage affecting the Property, to and including the Closing Date or termination of this Agreement. From the date hereof to the Closing Date or earlier termination of this Agreement, Seller shall operate and manage the Property in the same manner as it has been operated and managed heretofore, provided that during said period, without the prior written consent of Purchaser (except as indicated below), Seller shall not do, suffer or permit, or agree to do, any of the following:

               (i) Enter into any transaction with respect to or affecting the Property out of the ordinary course of business;

               (ii) Sell, lease, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever; or

               (iii) Remove from the Real Property any of the fixtures thereon or any of the Personalty.

          (c) Seller will not enter into any new contracts affecting the Property, or cancel, modify or renew any existing Contracts, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Seller shall comply with all applicable terms, provisions and obligations of Seller contained in the Contracts and any other contractual arrangements referred to in this Agreement applicable to Seller.

          (d) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 4.1 untrue in any material respect.

          (e) Seller will maintain in effect all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which they now carry with respect to the Property.

                                   ARTICLE 11
                 DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE
                 ----------------------------------------------

     11.1 Termination of Agreement. If at any time after the date hereof and
          ------------------------
prior to the date of Closing, (i) all or any material portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever or
(ii) if any proceeding relating to the proposed taking of all or any material portion of the Property by condemnation or eminent domain is instituted or threatened by any public authority, then, at the option of Purchaser, this Agreement shall terminate and shall be cancelled with no further liability of either party to the other, other than the Surviving Obligations. Seller shall give Purchaser written notice of any such casualty or instituted or threatened proceeding within three (3) days after Seller becomes aware of the occurrence thereof.

     11.2 No Termination of Agreement. If there is any partial or total damage
          ---------------------------
or destruction or condemnation or taking, as above set forth, and if Purchaser elects not to terminate this Agreement as herein provided, then in any such case all condemnation and insurance proceeds paid or payable to the Company or Seller as a result thereof shall belong to Purchaser at the Closing and shall be paid over and assigned to Purchaser at Closing, and Seller shall further execute all assignments and any other documents or other instruments as Purchaser may reasonably request or as may be necessary to transfer all interest in all such proceeds to Purchaser or to whomever Purchaser shall direct.

                                   ARTICLE 12
     LIABILITIES, ASSIGNMENT AND ASSUMPTION OF CERTAIN CONTRACT OBLIGATIONS
      ---------------------------------------------------------------------

         12.1 No Liability of Purchaser. Except as expressly provided herein,
              -------------------------
Purchaser shall not assume or take subject to any liabilities or obligations of the Property or Seller existing or accrued as of the date of Closing, and Seller shall pay the same as they mature and shall hold Purchaser harmless with respect to all thereof. Liabilities and obligations of the Property accruing after the date of Closing shall be the responsibility of Purchaser or the Property, as the case may be.

         12.2 Assumption of Liabilities by Purchaser. Subject to the terms and
              --------------------------------------
conditions of this Agreement, Seller will assign to Purchaser all of its right, title and interest in and to the Contracts listed as "Assigned Contracts" on Exhibit G hereto, and Purchaser will assume and agree to perform Seller's duties and obligations thereunder accruing on and after the date of Closing, pursuant to the Assignment.

                                   ARTICLE 13
                     [Retained for Numbering Purposes Only]

                                   ARTICLE 14
                                     NOTICES
                                     -------

         14.1 Notices. Except as otherwise provided in this Agreement, all
              -------
notices, demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

         If intended for Seller, to:   Sobrato Development Co. #792
                                       10600 North De Anza Boulevard, Suite 200
                                       Cupertino, California 95014
                                       Attention: John M. Sobrato

         Copies to:                      Berliner Cohen
                                         Ten Almaden Boulevard
                                         11/th/ Floor
                                         San Jose, California 95113-2233
                                         Attention:  Kathy Siple

         If intended for Purchaser, to:  VeriSign, Inc.
                                         487 East Middlefield Road
                                         Mountain View, California 94043-4047
                                         Attention: Rick Walsh

         with copies to:                 VeriSign, Inc.
                                         21355 Ridgetop Circle
                                         Dulles, Virginia 20166-6503
                                         Attention: Henry F. White, III

         and:                            VeriSign Inc.
                                         487 East Middlefield Road
                                         Mountain View, California 94043-4047
                                         Attention: James Ulam, Esq.
                                                    Senior Vice President,
                                                    General Counsel

         and:                            Jones Lang LaSalle Americas, Inc.
                                         8484 Westpark Drive, Suite 710
                                         McLean, Virginia 22102
                                         Attention: Kenneth W. Rudy

         and:                            Piper Marbury Rudnick & Wolfe, LLP
                                         1200 Nineteenth Street, NW
                                         Washington, D.C. 20036-2412
                                         Attention: Jeffrey R. Keitelman

         Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee one (1) business day after mailing thereof. Either party at any time may change the address for notice to such party by mailing, sending or delivering a Notice as aforesaid.

                                   ARTICLE 15
                                  MISCELLANEOUS
                                  -------------

         15.1 Expenses. All costs associated with the transfer of title to the
              --------
Property and the associated escrow shall be in accordance with the customary practices in Santa Clara County, California except as otherwise expressly set forth herein. Seller shall pay one-half (1/2) of the escrow fees, one-half (1/2) of the applicable city transfer taxes, all of the documentary county transfer taxes, all of the recording costs necessary to remove monetary liens which the Seller is required or elects to remove pursuant to this Agreement, and the portion of the premium charged by the Title Company for the ALTA Title Policy which is attributable to basic CLTA coverage (including for those endorsements required by the Title Company to be obtained in order to cause the removal from title of objectionable title matters which Seller is required to remove in accordance with the provisions of Section 5.3 above) . Purchaser shall pay one-half (1/2) of the escrow fees, one-half (1/2) of the applicable city transfer taxes, all costs associated with Purchaser's financing, all of the recording costs with respect to the Deed, and the entire portion ALTA Title Policy not required to be paid by Seller (including endorsements). The fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser. The provisions of this Section 15.1 shall survive Closing.

         15.2 Brokerage. Seller and Purchaser each hereby represent and warrant
              ---------
to the other that with the exception of Jones Lang LaSalle Americas, Inc., to whom Purchaser shall pay all commissions due, neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless of and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by the other party and arising out of, or resulting from, any claim by any such broker or finder in contravention of the representing party's representation and warranty herein contained. The parties' obligations hereunder shall survive the termination of this Agreement.

         15.3 Books and Records. Seller covenants and agrees that the Records
              -----------------
will remain at Seller's offices, located within Santa Clara County, California, for examination and audit by Purchaser and its agents for a period of five (5) years after the Closing. The provisions of this Section 15.3 shall survive Closing.

         15.4 Seller Default. If this Agreement is terminated by a default of
              --------------
Seller, the interest on the Deposit shall be promptly released to Purchaser, the Deposit shall be promptly released to Seller, and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity, including, but not limited to, specific performance. The provisions of this Section 15.4 shall survive termination of this Agreement.

         15.5 Liquidated Damages. IN THE EVENT PURCHASER FAILS TO COMPLETE THE
              ------------------
PURCHASE OF THE PROPERTY AS CONTEMPLATED HEREIN DUE TO THE DEFAULT BY PURCHASER (AND NOT DUE TO A FAILURE OF A CONDITION PRECEDENT IN FAVOR OF PURCHASER) TO PERFORM ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO CONSUMMATE THE SALE CONTEMPLATED HEREIN, PURCHASER AND SELLER HEREBY AGREE THAT THE DEPOSIT (TO THE EXTENT MADE) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. SUBJECT TO THIS SECTION BELOW, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT HEREUNDER BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, SUBJECT TO THIS SECTION BELOW, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT (TO THE EXTENT
MADE) HAS BEEN AGREED UPON, AFTER NEGOTIATION AND TAKING INTO CONSIDERATION

ALL CIRCUMSTANCES EXISTING AS OF THE AGREEMENT DATE, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AS WELL AS THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT COULD BE ANTICIPATED AND, SUBJECT TO THIS SECTION BELOW, SUCH SUM SHALL BE PAID TO AND RETAINED BY SELLER AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT BY PURCHASER IN PURCHASING THE PROPERTY UNDER THIS AGREEMENT ON THE PART OF PURCHASER. NOTWITHSTANDING THE FOREGOING, THE SURVIVING OBLIGATIONS (AS DEFINED IN THIS AGREEMENT) SHALL NOT BE LIMITED, IMPAIRED OR OTHERWISE AFFECTED BY ANY TERMINATION OF THIS AGREEMENT OR ANY LIQUIDATED DAMAGES RECEIVED BY SELLER PURSUANT TO THIS SECTION AS A RESULT OF PURCHASER'S DEFAULT. AS TO THE SURVIVING OBLIGATIONS, SELLER SHALL RETAIN THE RIGHT TO SEEK AND OBTAIN ANY AND ALL ADDITIONAL REMEDIES AVAILABLE AT LAW AND IN EQUITY AND SHALL NOT BE LIMITED OR AFFECTED BY THE LIQUIDATED DAMAGES PAID TO AND RETAINED BY SELLER PURSUANT TO THIS SECTION. IN PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

         SELLER'S INITIALS:____________           PURCHASER'S INITIALS:________

         15.6 Survival. Subject to the limitations specified in Section 4.1
              --------
hereof, the representations, warranties, indemnification, defense and hold harmless obligations and the post Closing obligations of Seller and Purchaser contained or in the documents to be delivered at the Closing herein shall survive the Closing.

         15.7 Construction. This Agreement shall not be construed more strictly
              ------------
against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

         15.8 Confidential Information. Seller and Purchaser acknowledge that
              ------------------------
the economic terms of the transaction described herein are of confidential nature and shall not be disclosed except to consultants, lenders, attorneys, advisors and affiliates, or as required by law or regulation of any governmental authority or self regulatory organization (i.e., NYSE, NASD), or as reasonably necessary to consummate the transaction. Neither Seller nor Purchaser will make any public disclosure of the economic terms of this Agreement, except as provided in this paragraph. In connection with the preparation for the consummation of the transactions contemplated thereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use such information, except to advisors, attorneys, consultants, lenders and affiliates in connection with the transactions contemplated hereby, or in connection with any litigation involving Seller and Purchaser or related to the

Property, or as required by law or regulation of any governmental authority or self-regulatory organization or as reasonably necessary to consummate the transaction. Seller acknowledges and agrees that any press release will be made only in a form approved in advance by Purchaser and Seller. The provisions of this Section 15.8 shall survive Closing.

         15.9  General. This Agreement may be executed in any number of
               -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all Exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto (including without limitation that certain letter signed by Purchaser and Seller dated August 10, 2001) and may not be amended, supplemented or terminated, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged or as otherwise expressly provided herein. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement. If Seller is comprised of more than one person or entity, the obligations of each such person or entity shall be independent of the other person or entity comprising Seller, such that one person or entity comprising Seller shall not be liable for the breach of the other person or entity's obligations hereunder.

         15.10 Headings. The headings preceding the text of the paragraphs and
               --------
subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         15.11 Governing Law; Parties at Interest. This Agreement will be
               -------------
governed by the law of the State of California, and will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, permitted assigns and personal representatives. Neither Seller nor Purchaser shall assign any of its rights or obligations pursuant to this Agreement without the consent of the other; provided, however, that (i) Seller shall be permitted to assign its rights and obligations hereunder to an entity affiliated with Seller or in connection with any like-kind exchange referenced in Section 15.16 below, and (ii) Purchaser shall be permitted to assign its rights and obligations hereunder to an affiliate of Purchaser or to an entity established to facilitate a sale-leaseback, synthetic lease or other off-balance sheet financing. Any such assignment by Seller shall not relieve Seller from its liability under this Agreement. Any such assignment by Purchaser shall not relieve Purchaser from its liability under this Agreement for matters accruing prior to the assignment, and, unless such assignment is made at Closing, until Closing, Purchaser shall remain jointly and severally liable with the assignee for matters accruing after the Assignment. If the Assignment is made at Closing, Purchaser shall have no liability under this Agreement for matters accruing after the Assignment.

         15.12 Computation of Time. In computing any period of time pursuant to
               -------------------
this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

         15.13 [Retained for Numbering Purposes Only.]

         15.14 Time of the Essence. All times, wherever specified herein for the
               -------------------
performance by Seller or Purchaser of their respective obligations hereunder, are of the essence of this Agreement.

         15.15 As-Is and Release. Except as otherwise specifically represented
               -----------------
by Seller in this Agreement, Purchaser acknowledges and agrees that the Property is to be purchased, conveyed and accepted by Purchaser in its present condition, "AS-IS, WHERE-IS, WITH ALL FAULTS", without representation or warranty of any kind, express or implied, and that no patent or latent defect in the condition of the Property, whether or not known or discovered, shall give rise to any claim or cause of action by Purchaser against Seller. Purchaser acknowledges and agrees that prior to the end of the Contingency Period, Purchaser and its representatives will have been afforded sufficient opportunity to make and complete such review of the documents received in connection with the Property and inspections of the Property and matters related thereto, and to investigate any land use or other governmental issues affecting the Property as Purchaser and its representatives desire and, except as otherwise expressly provided herein, Purchaser shall accept the Property upon the basis of its review and determinations. Except as otherwise expressly provided herein, Purchaser acknowledges that the Property has been leased or otherwise used from time to time for various industrial/commercial purposes, and has been in the past and is currently subject to a number of environmental concerns. Purchaser further acknowledges that prior to the end of the Contingency Period it will have been given the opportunity to review and be knowledgeable of the matters described in the materials provided by Seller and that Purchaser will acquire the Property subject to all matters described in such materials. Purchaser acknowledges that the materials provided by Seller do not constitute all materials ever received by Seller with respect to the Property, and specifically, without limiting the foregoing, that over the years Seller has received significantly more reports and other information relating to the environmental condition of the Property which are no longer in Seller's possession. Purchaser therefore agrees to rely on the investigations of its environmental and other consultants in ascertaining the present condition of the Property. Purchaser acknowledges that some or all of the materials provided by Seller may have been obtained from previous owners or users of the Property or other sources and Seller makes no representation or warranty as to the reputation or reliability of the persons or entities preparing the materials. Notwithstanding that Seller has made materials available for Purchaser's review, Purchaser will make its own investigation relative to the Property and will rely on its own investigation in determining the suitability of the Property for its use. Without limiting the foregoing, Purchaser shall be responsible for confirming the accuracy of title materials provided by Seller, and for obtaining from the City of Mountain View confirmation of the existence and extent of any City development, zoning or land use approvals. Purchaser acknowledges receipt of the report prepared by JCP Geoplogists ("JCP") dated August 30, 2001, relating to the location of the Real Property within any natural hazard disclosure zone (the "Natural Hazard Disclosure Report"). Purchaser acknowledges that it will prior to Closing conduct and rely its own independent investigations as to whether the Property is located within any natural hazard disclosure zone and that Seller makes no representations or warranties and shall have no liability in connection with such matters, notwithstanding any terms or conditions contained in the Natural Hazard Disclosure Report.

     Purchaser, on behalf of Purchaser and its officers, directors, members, employees, agents, shareholders, heirs, executors, administrators, successors and assigns, does hereby waive, release and forever discharge Seller and its officers, directors, members, partners, employees, agents, heirs, executors, administrators, successors and assigns from any and all claims, actions causes of action, demands, liabilities, damages, costs, expenses or compensation whatsoever, whether direct or indirect, known or unknown, foreseeable or unforeseeable ("Claims"), which Purchaser may have at Closing or which may arise in the future on account of or in any way arising out of or connected with the Property (except for breach of Seller's express representations made in this Agreement), including without limitation: (i) the physical condition, nature or quality of the Property (including the soils and groundwater on and under the Property); and (ii) the presence or release in, under, on or about the Property (including the soils and groundwater on and under the Property) of any Hazardous Materials. Purchaser, on behalf of Purchaser and its officers, directors, members, employees, agents, shareholders, heirs, executors, administrators, successors an assigns, hereby waives the protection of California Civil Code
Section 1542, which reads as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Purchaser's Initials:  _______________

     Notwithstanding anything to the contrary contained herein, the foregoing release shall specifically exclude any Claim which Purchaser may allegedly have against Seller (i) resulting from fraud on the part of the Seller, or (ii) with respect to the Surviving Obligations under this Agreement or any obligation of Seller pursuant to the Assignment delivered to Purchaser at Closing, or (iii) for any tort claims of third parties unrelated to Purchaser or any subsequent owner of the Property from any acts or negligent omissions of Seller for which Purchaser would not be liable under any Lease and not relating to Hazardous Materials.

     15.16 Like-Kind Exchange. Purchaser agrees to cooperate reasonably with
           ------------------
Seller in effecting one or more exchange transactions which includes the Property or any portion thereof, pursuant to Section 1031 of the United States Internal Revenue Code, provided that any such exchange transactions, and the related documentation, shall: (a) be at the sole cost and expense of Seller (other than costs and expenses incurred in connection with any review by Seller's attorneys or other consultants), (b) not require Purchaser to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties, (c) not cause Purchaser to be liable or potentially liable for any environmental conditions affecting property other than the Property, (d) not delay the closing of the transaction, (e) not include Purchaser's acquiring title to any property other than the Property or otherwise becoming involved in a transaction with a third party, and (f) not excuse Seller from any of its obligations under this Agreement, (g) not otherwise be contrary to or inconsistent with the terms of this Agreement. Seller acknowledges that it is not relying on any representation of Purchaser or its counsel with respect to the tax treatment of Seller or any other aspect of the exchange.

     15.17 [Retained for Numbering Purposes Only.]

        15.18 Attorneys' Fees. If any legal proceeding is brought or undertaken
              ---------------
to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the prevailing party or parties in such proceeding shall be entitled to recover reasonable attorneys' and other professionals' fees, court costs and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled. The provisions of this Section shall survive the Close of Escrow or the termination of this Agreement

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                               SELLER:

                               SOBRATO DEVELOPMENT CO. #792, a California limited partnership

                                   By:  SOBRATO INTERESTS, a California limited
                                        partnership
                                   Its: sole general partner

                                        By:  THE JOHN MICHAEL SOBRATO 1985
                                             SEPARATE PROPERTY TRUST
                                   Its:      sole general partner


                                             By:_____________________________
                                                JOHN MICHAEL SOBRATO, Trustee

                                   PURCHASER:

                                   VERISIGN, INC., a Delaware corporation


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                     JOINDER
                                     -------

         The John Michael Sobrato 1985 Separate Property Trust hereby joins in the foregoing Agreement for the purpose of agreeing to be jointly and severally liable with Seller for all post-closing liability of Seller under this Agreement for which a claim is made prior to the first anniversary of the Closing Date; provided, however, that the John Michael Sobrato 1985 Separate Property Trust shall not have any liability pursuant to this Joinder if the aggregate net worth of Seller does not fall below fifty percent (50%) of the net proceeds from the closing of the transactions contemplated hereby prior to satisfaction of any such claims made prior to the first anniversary of the Closing Date.

                                        THE JOHN MICHAEL SOBRATO 1985
                                        SEPARATE PROPERTY TRUST

                                        By:_____________________________________
                                           JOHN MICHAEL SOBRATO, Trustee

                                    EXHIBIT A
                                    ---------

                             LAND LEGAL DESCRIPTION
                             -----------------------

All that certain real property situated in the City of Mountain View, County of Santa Clara, State of California, described as follows:

Parcel 1, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on November 27, 1979, in Book 455 of Maps, page(s) 3 and 4.

Excepting therefrom all that portion of land granted to the State of California by deed filed for record in the office of the Recorder of the County of Santa Clara on March 28, 1997 under Recorder's Series No. 13654075, Official Records and being more particularly described as follows:

Being a portion of Parcel No. 1, as said Parcel is shown on that certain Map recorded in the Office of the County Recorder of Santa Clara County, on November 27, 1979, in Book 455 of Maps at Pages 3 and 4, situated in the City of Mountain View, County of Santa Clara, State of California, more particularly described as follows:

BEGINNING at the northwest corner of Parcel 3A described in that Final Order of Condemnation recorded June 9, 1969 in Book 8561, Page 506, Official Records of Santa Clara County, on the southwesterly line of Middlefield Road (100.00 feet wide measured at right angles); thence along said line, from a tangent which bears S. 27(degrees) 27' 26" E., along a curve to the right have a radius of
180.00 feet, through a central angle of 10(degrees) 03' 03", an arc length of
31.50 feet to a point of compound curvature, along a tangent curve to the right having a radius of 35.00 feet, through a central angle of 38(degrees) 22' 34", an arc length of 23.44 feet; thence N. 31(degrees) 06' 28" W., 169.17 feet; thence along a tangent curve to the left having a radius of 790.00 feet, through a central angle of 6(degrees) 00' 08", an arc length of 82.76 feet to a point on said southwesterly line of said Middlefield Road; thence along last said line, S.37(degrees) 13' 39" E., 202.44 feet to the POINT OF BEGINNING.

Also excepting therefrom all that portion of land granted to the Santa Clara County Transit District by deed filed for record in the office of the Recorder of the County of Santa Clara on June 5, 1997 under Recorder's Series No. 13728708, Official Records and being more particularly described as follows:

All that certain real property situated in the City of Mountain View, County of Santa Clara, State of California, and being a portion of Parcel 1 as shown on that certain Map recorded in Book 456 of Maps, at Page 4, Records of Santa Clara County and being described as follows:

Beginning at the Northeasterly corner of said Parcel 1, said point also being on a non-tangent curve to the right (concave to the Southwest) the center of which bears S. 48(degrees) 33' 00" W., 1,449.92 feet;

Thence along the Northeasterly line of said Parcel 1 and along the arc of said curve through a central angle of 00(Degrees) 04' 50", for an arc length of 2.04 feet to a point on a non-tangent curve to the right (concave to the Northwest the center of which bears N. 63(Degrees) 52' 10" W., 619.77 feet;

Thence departing said Northeasterly line along the arc of said curve through a central angle of 18(Degrees) 04' 41", for an arc length of 195.55 feet to a point on the Northwesterly line of said Parcel 1, said point also being on a non-tangent curve to the left (concave to the Northwest) the center of which bears, N. 45(Degrees) 47' 29" W., 598.11 feet; Thence along said Northwesterly line and along the arc of said curve through a central angle of 18(Degrees) 47' 08", for an arc length of 196.10 feet to the POINT OF BEGINNING.

ARB No:  159-40-046
APN No:  160-60-013

                                    EXHIBIT B
                                    ---------

                              PERMITTED EXCEPTIONS
                              --------------------

1. PROPERTY TAXES, including any assessments collected with taxes, for the fiscal year 2001-2002, a lien not yet due or payable.

2. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5, (commencing with Section 75) to the Revenue and Taxation Code of the State of California.

     No such supplemental taxes are currently due and payable.

3. An easement affecting the portion of said land and for the purpose stated herein and incidental purposes,


     In Favor Of:      City of Mountain View, a municipal corporation

     For: Laying, installing, maintaining, repairing, protecting and replacing sanitary sewers, water mains, storm drains, gas mains, underground electrical and telephone wires, and other municipal uses, together with appurtenances, with the right of ingress and egress

     Recorded:         May 7, 1964 in Book 6494, Page 465, Official Records

     Affects: a portion of the Northwesterly 15 feet of said land as shown on the Parcel Map herein referred to


4. An easement affecting the portion of said land and for the purpose stated herein and incidental purposes,

     In Favor Of:      City of Mountain View, a municipal corporation

     For: Laying, installing, maintaining, repairing,protecting and replacing sanitary sewers, water mains, storm drains, gas mains, underground electrical and telephone wires, and other municipal uses, together with appurtenances, with the right of ingress and egress

     Recorded:         July 3, 1964 in Book 6567, Page 577, Official Records

     Affects: A portion of the Northwesterly 15 feet of said lands as shown on the Parcel Map herein referred to

5. The fact that the ownership of said land does not include any right of ingress or egress to or from Middlefield Road and State highway 237 contiguous thereto, at the points shown as no ingress/egress points on the survey prepared by Kier & Wright Civil Engineers & Surveyors, Inc., dated August 30, 2001, Job No. 79019-2, said right having been condemned by Final Decree of Condemnation, a certified copy of which was,

         Recorded:    June 4, 1969 in Book 8557,  Page 161,  Official Records
                      and  June 9, 1969 in Book 8561, Page 506, Official Records

         Case No.:    209495 and 209492, Superior Court, County of Santa Clara,
                      State of California

         Except: the Southeasterly boundary line of said land as shown on the Parcel Map recorded November 27, 1979 in Book 455 of Maps, Pages 4 and 5, Official Records

6. An easement affecting the portion of said land and for the purpose stated herein and incidental purposes,

         In Favor Of: City of Mountain View, a municipal corporation

         For: A perpetual easement, with right of ingress and egress, for the purpose of laying, installing, maintaining, repairing, protecting and replacing sanitary sewers, water mains, storm drains, gas mains, underground electrical and telephone wires, and other municipal uses, together with appurtenances

         Recorded:    December 26, 1975 in Book B 791, Page 218, Official
                      Records

         Affects:     That portion of said land described as follows:

         Beginning at a point on the common boundary of Lots 27 and 28 as shown upon said Map of Arques Subdivision No. 2 at the most Westerly corner of that certain tract of land described in the Deed to the State of California, recorded on June 4, 1969, Book 8557 Official Records, at Page 161 Santa Clara County Records; thence Northwesterly along said common boundary North 37(degrees) 13' 39" West 20.34 feet; thence leaving said common boundary North 42(degrees) 14' 15" East 77.09 feet; thence Northeasterly along the arc of a curve to the right, having a radius of 1520.00 feet and a central angle of 7(degrees) 56' 59" an arc distance of 210.90 feet to a point on the curved Northwesterly boundary of said land described in Deed; thence Southwesterly along the Northwesterly boundary along the arc of a curve to the right from a tangent which bears South 30(degrees) 58' 35" West having a radius of
         272.00 feet and a central angle of 11(degrees) 25' 40", an arc distance of 54.25 feet; thence South 42(degrees) 14' 15" West 237.14 feet to the point of beginning, and as shown on the Parcel Map herein referred to.

7. An Agreement, affecting said land, for the purposes stated herein and subject to the terms, covenants, and/or conditions, and easements, if any, contained therein

     For: Payment of one-quarter of the total cost of signaling the intersection of East Middlefield Road and Logue Avenue

     Dated:        Not shown

     Executed by:  City of Mountain View and Sobrato Development No. 792

     Recorded:     November 30, 1979 in Book E 984, Page 614, Official Records.

8. An easement affecting the portion of said land and for the purpose stated herein and incidental purposes,

     In Favor Of:  The Pacific Telephone and Telegraph Company

     For: To construct and maintain (place, operate, inspect, repair, replace and remove) such underground communication facilities as may from time to time require (including ingress thereto and egress therefrom consisting of wires, cables, conduits, manholes, handholes and above ground markers, pedestals, terminal equipment cabinets, other associates electrical conductors and necessary fixtures and appurtenances

     Recorded:     April 15, 1980 in Book F 271, Page 659, Official Records

     Affects:      as follows:

      Beginning at the most Westerly corner of said Parcel No. 1; thence along the Southwesterly boundary line of said Parcel No. 1, South 38(degrees) 12' 45" East a distance of 10 feet; thence North 71(degrees) 14' 45" East, parallel with the Northwesterly boundary line of said Parcel No. 1, a distance of 10 feet; thence North 38(degrees) 12' 45" West, parallel with said Southwesterly boundary line, to said Northwesterly boundary line; thence along said Northwesterly boundary line South 71(degrees) 14' 45" West to said most Westerly corner of said Parcel No. 1 and the point of beginning.

9. An unrecorded Lease, affecting the premises herein stated, executed by and between the parties named herein, for the terms and upon the terms, covenants, and conditions therein provided,

     Dated:        September 07, 1995

     Lessor: Sobrato Development Companies #792, a California limited partnership

     Lessee:       Netscape Communications Corporation, a Delaware corporation

     Disclosed by: Subordination, Non-disturbance and Attornment Agreement

     Recorded:     October 18, 1996, under Recorder's Series No. 13488866,
                   Official Records

     Affects:      said land

10. Any rights, interests, or claims that may exist or arise by reason of the following facts as shown on an ALTA/ACSM LAND TITLE SURVEY prepared by Kier & Wright Civil Engineers & Surveyors, Inc. prepared for Sobrato Development Company Job No. 79019-2 dated August 30, 2001:

     A. The fact that irrigation risers, a gravel running path, parking spaces, curbs and gutters, and a sand walk are located on the easements recorded May 7, 1964 in Book 6494 Page 465, Official Records and July 3, 1964 in Book 6567 Page 577, Official Records.

     B. The fact that a 3.0' X 3.0' concrete pad with a drinking fountain, a sand walk, and a concrete walk are located on the easement recorded December 26, 1975 in Book B 791, Page 218, Official Records.

     C. The fact that there is a Pac Bell Box located on the northwesterly portion of said land as shown on said survey.

     D. The fact that a sign is located partially outside of the northeasterly property line as shown on said survey.

     E. The fact that a chain link fence is located outside of the northwesterly property line as shown on said survey.

     F. The fact that concrete and curbs are located outside of the northeasterly and southeasterly property lines as sown on said survey.

11. Matters caused by Purchaser, Purchaser's Representatives or any subtenant of Purchaser.

12. The America Online, Inc. and Hewlett-Packard subleases referred in Section 4.1(d).

                                    EXHIBIT C
                                    ---------

                               SUBMISSION MATTERS
                               ------------------

         A. Copies of all lease agreements in effect as of the date of the Contract (other than those naming Purchaser or an affiliate of Purchaser as the tenant, or any subleases or other agreements to which Purchaser or an affiliate of Purchaser is a party), if any.

         B. A complete list of all contracts (other than leases) in effect as of the date of the Contract and complete copies of all such contracts, other than contracts to which Purchaser or an affiliate of Purchaser is a party.

         C. A schedule setting forth the type and amounts of insurance coverage maintained by the Seller with respect to the Property as of the date of the Contract and complete copies of all such insurance policies.

         D. If or to the extent in the Seller's possession or reasonably available to the Seller:

            (i) Copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specification used in connection with the construction of or alterations or repairs to the Property together with copies of as-built plans and specifications for the Property.

            (ii) Copies of all soil tests, structural engineering tests, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property.

            (iii) Parking, structural, mechanical or other engineering reports or studies related to the Property, if any.

            (iv) Copies of the most current ALTA surveys of all or any portion of the Property.

            (v) Copies of all authorizations, including, without limitation, all certificates of occupancy, permits, authorizations, approvals and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters or other body exercising similar functions) relating to the Property.

            (vi) Financial and operating statements for the Property for the previous three (3) calendar years and the year to date.

            (vii) Copies of receipts for all ad valorem taxes and special assessments assessed against the Property for the current calendar year and prior three (3) calendar years, statements for utilities payable for the current calendar year and prior three calendar years, statements for utilities payable for the current calendar year and prior three calendar years, and any information regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

            (viii) Copies of all warranties.

                                    EXHIBIT D
                                    ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                    EXHIBIT E
                                    ---------

                                  BILL OF SALE
                                  ------------

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, _________________________, a _________________
(the "Seller"), does hereby SELL, CONVEY, TRANSFER and DELIVER to_________________________ a ____________________________________
("Purchaser"), any and all of Seller's rights, title and interests in and to all fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description, if any, owned by Seller and attached to, located at or pertaining to the real property described on Exhibit A attached hereto and made a part hereof (the "Personal Property").

SELLER IS SELLING, CONVEYING TRANSFERRING AND DELIVERING THE PERSONAL PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of this ___ day of __________, 2001.

                                      SELLER:

                                      ________________________________, a

                                      ___________________________________


                                      By:________________________________
                                         Name:___________________________
                                         Title:__________________________

                                    EXHIBIT F
                                    ---------

                                      LEASE
                                      -----

Lease dated October 27, 2000 between VeriSign, Inc. and Sobrato Development Co. #792 for a 162,090 square foot building located at 685 E. Middlefield Road, Mountain View, CA

                                    EXHIBIT G
                                    ---------
                                    CONTRACTS
                                    ---------

                              A. Assigned Contracts
                              ---------------------

     Landlord's Consent to Sublease between Seller, Netscape Communications Corporation and Hewlett-Packard Company relating to Sublease dated April 29,
                      1998 for a portion of the Building.

                             B. Terminated Contracts
                             -----------------------

                    Pacific Water Art - Fountain Maintenance
                         ProSweep - Parking Lot Sweeping
                    Kelleher & Associates - Roof Maintenance
                        Manigilia - Landscape Maintenance

                                    EXHIBIT H
                                    ---------

                              LICENSES AND PERMITS
                              --------------------



                                      None

                                    EXHIBIT I
                                    ---------

                                      DEED
                                      ----

Recording Requested by and
When Recorded Mail to:
Piper Marbury Rudnick & Wolfe
203 N. LaSalle, Suite 1800
Chicago, Illinois 60601
Attention: Peter B. Ross

and Mail Tax Statements to:
EMBP 685, L.L.C.
c/o VeriSign, Inc.
487 East Middlefield Road
Mountain View, CA 94943
Attention:  James, Ulam, Esq.



________________________________________________________________________________
                    Space Above This Line for Recorder's Use

APN:  160-60-013

                                   GRANT DEED
                                   ----------

         For valuable consideration, receipt of which is acknowledged, Sobrato Development Co. #792, a California limited partnership (the "Grantor"), grants to EMBP 685, L.L.C., a California limited liability company ("Grantee"), that certain real property located in the City of Mountain View, County of Santa Clara, State of California, as more particularly described in Exhibit A attached
                                                              ---------
hereto and made a part hereof (the "Property") together with all right, title and interest in and to all improvements located thereon, and all easements, air rights, development rights, appurtenances, rights and privileges appertaining to the Property, and all right, title and interest in, to and under adjoining streets, rights of way and easements.

IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

                             SELLER:

                             SOBRATO DEVELOPMENT CO. #792, a California limited partnership

                                 By: SOBRATO INTERESTS, a California limited partnership
                                 Its:  sole general partner

                                       By:  THE JOHN MICHAEL SOBRATO 1985
                                            SEPARATE PROPERTY TRUST
                                       Its: sole general partner


                                            By:_________________________________
                                                 JOHN MICHAEL SOBRATO, Trustee

STATE OF CALIFORNIA             )
                                ) ss.
COUNTY OF __________            )

     On ________________, before me, _________________, personally               CAPACITY CLAIMED BY SIGNER
appeared ___________________________________________________________,            --------------------------

                                                                                 Though statute does not require the Notary
                                                                                 to fill in the data below, doing so may
[_]  personally known to me -OR-   [_]  proved to me on the basis of             prove invaluable to persons relying on the
                                        satisfactory evidence to be the          document.
                                        person(s) whose name(s) is/are
                                        subscribed to the within instrument and  [_] INDIVIDUAL
                                        acknowledged to me that he/she/they      [_] CORPORATE OFFICERS(S)
                                        executed the same in his/her/their           __________________________
                                        authorized capacity(ies), and that by                 Title(s)
                                        his/her/their signature(s) on the        [_] PARTNER(S)     [_] LIMITED
                                        instrument the person(s), or the entity                     [_] GENERAL
                                        upon behalf of which the person(s)
                                        acted, executed the instrument.          [_] ATTORNEY-IN-FACT
                                                                                 [_] TRUSTEE(S)
                                        WITNESS my hand and official seal.       [_] GUARDIAN/CONSERVATOR
                                                                                 [_] OTHER: ___________________
                                                                                            ___________________

                                                                                 SIGNER IS REPRESENTING:
                                                                                 ----------------------
                                                                                 Name of Person(s) or Entity(ies)

                                        ________________________________________ _______________________________
                                                 SIGNATURE OF NOTARY             _______________________________

STATE OF CALIFORNIA             )
                                ) ss.
COUNTY OF __________            )

     On ________________, before me, _________________, personally               CAPACITY CLAIMED BY SIGNER
appeared ___________________________________________________________,            --------------------------

                                                                                 Though statute does not require the Notary
                                                                                 to fill in the data below, doing so may
[_]  personally known to me -OR-   [_]  proved to me on the basis of             prove invaluable to persons relying on the
                                        satisfactory evidence to be the          document.
                                        person(s) whose name(s) is/are
                                        subscribed to the within instrument and  [_] INDIVIDUAL
                                        acknowledged to me that he/she/they      [_] CORPORATE OFFICERS(S)
                                        executed the same in his/her/their           __________________________
                                        authorized capacity(ies), and that by                 Title(s)
                                        his/her/their signature(s) on the
                                        instrument the person(s), or the entity  [_] PARTNER(S)     [_] LIMITED
                                        upon behalf of which the person(s)                          [_] GENERAL
                                        acted, executed the instrument.
                                                                                 [_] ATTORNEY-IN-FACT
                                        WITNESS my hand and official seal.       [_] TRUSTEE(S)
                                                                                 [_] GUARDIAN/CONSERVATOR
                                                                                 [_] OTHER: ___________________
                                                                                            ___________________

                                                                                 SIGNER IS REPRESENTING:
                                                                                 ----------------------
                                                                                 Name of Person(s) or Entity(ies)

                                        ________________________________________ _______________________________
                                                 SIGNATURE OF NOTARY             _______________________________

                                EXHIBIT A TO DEED
                                -----------------

                          LEGAL DESCRIPTION OF PROPERTY

All that certain real property in the City of Mountain View, County of Santa Clara, State of California, described as follows:

                       [Legal Description to be Inserted]

                                   EXHIBIT I-1
                                   -----------

                                                                  DO NOT RECORD

                                 FILOR REQUESTS
                            DO NOT RECORD STAMP VALUE

DECLARATION OF TAX DUE:  SEPARATE PAPER:
(Revenue and Taxation Code 11932-11933)
NOTE:  This Declaration is not a public record


                                       Document #______________________________

Property located in:

         ( )  Unincorporated

         (x)  City of Mountain View

APN:  _______________


DOCUMENTARY TRANSFER TAX IS $_____________________

         (x)  Computed on full value

         ( ) Computed on full value less liens or encumbrances remaining at the time of conveyance

CITY CONVEYANCE TAX IS      $ _______________


"I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct."

___________________                  __________________________________________
Date                                 Signature


                                     __________________________________________
                                     Name (Typed or Printed)


                                     __________________________________________
                                     For (Firm Name)


                                         DO NOT RECORD

                                     I-1-1

                                    EXHIBIT J
                                    ---------

                              ENVIRONMENTAL REPORTS
                              ---------------------

A.   Source Control Workplan dated 7/1/91 by Dames & Moore

B.   Preliminary Source Control Design dated 2/8/94 by PES

C.   Letter dated 5/1/95 regarding construction access from Secor

D.   Phase I Environmental Assessment dated 6/8/95 by E2C

E.   Response to Tenant Concerns dated 12/8/95 from Secor

F.   Authorization for Site Redevelopment dated 5/14/96 by PES

G.   Summary of Environmental Site Concerns dated 10/24/00 by PES

H.   Phase I Environmental Assessment dated 11/28/00 by E2C

I.   Request for EPA Clearance for Construction Activities dated 1/8/01 by PES

J.   Asbestos Sampling Report dated 1/25/90 by E2

K.   Environment Site Assessment dated 4/30/90 by Dames and Moore

L.   Phase I Environmental Assessment dated 8/28/96 by E2C

M. Combined Intermediate and Final Source Control Remedial Design for Soil and Groundwater Remediation for 455, 485/487 and 501/505 East Middlefield prepared for Siemens Components by Secor dated 4/12/96

N. Construction Operation and Maintenance Plan for 455, 485/487 and 501/505 East Middlefield prepared for Siemens Components by Secor dated 9/27/96

O. Final Report - Construction Operation and Maintenance Plan for 455, 485/487 and 501/505 East Middlefield prepared for Siemens Components by Secor dated 12/24/96

          INDEX TO SOBRATO ENVIRONMENTAL CONSULTANTS' TECHNICAL BINDERS

             Exec
Date         Sum   Tab  Document

Redwell #1:


Feb-86        no   S1   Dames & Moore - Raytheon Contamination Middlefield

Jan-87        no   S2   Golder associates - Interim Remedial Measures

Jan-87        no   S3   Cooper Labs, Inc., Site-Inspection Technical Report
                        Guidance

Mar-87        no   S4   Cooper Labs, Inc., Site-Inspection Technical Report

May-87        no   S5   Calif. Regional Water - Site Inspection Technical Report

Jun-87        no   S6   Cooper Vision - Technical Report

Dec-87        no   S7   Dames & Moore - Evaluation of Contamination

Jan-88        no   S8   Dames & Moore - Evaluation of Contamination

Jan-88        no   S9   U.S. Environmental Protection Agency

Jan-88        no   S10  Dames & Moore letter

Feb-88        no        Dames & Moore Report Soil Gas Survey

Feb-88        no   S11  Dames & Moore Letter

Feb-88        no   S12  Dames & Moore Letter

Feb-88        no   S13  U.S. Environmental Protection Agency - Sec 104/CERLA &
                        Sec 3007/RCRA

Feb-88        no   S14  Acurex Corp. Analysis of 27 soil samples

Mar-88        no   S15  United Soil Engineering Inc. - Proposed Industrial
                        Building Intersection

Mar-88        no   S16  Dames & Moore - DRAFT Report - Soil Sampling Program

Apr-88        no   S17  U.S. Environmental Protection Agency - Sec 104/CERLA &
                        Sec 3007/RCRA

Jun-88       yes   S18  Harding Lawson Associates

Sep-88        no   S19  U.S. Environmental Protection Agency - Raytheon, Intel &
                        Fairchild Superfund Sites

Oct-88        no   S20  U.S. Environmental Protection Agency - Raytheon, Intel &
                        Fairchild Superfund Sites

Oct-88           no     S21   Dames & Moore


          Exec
Date       Sum  Tab  Document

Oct-88     no   S22  Dames & Moore Report - Air and Soil Vapor Monitoring

Oct-88     no   S23  Siemens - Raytheon, Intel, Fairchild and Superfund Sites

Jan-89     no   S24  U.S. Environmental Protection Agency - Indian Bend, Wash
                     Superfund Site

Jan-89     no   S25  Dames & Moore - Contamination of Middlefield Road

Mar-89     no   S26  Raytheon, Intel & Fairchild Superfund Sites

May-89     no   S27  U.S. Environmental Protection Agency - Special Notice
                     Letter

May-89     no   S28  Dames & Moore Consulting Service Proposal

May-89     no   S29  U.S. Environmental Protection Agency - Raytheon, Intel &
                     Fairchild Superfund Sites

Jul-89     no   S30  Dames & Moore Evaluation of Possible TCE Plumes Associated
                     with Middlefield Road

Jul-89     no   S31  Good Faith Offer in Response to EPA Special Notice Letters

Jul-89     no   S32  U.S. Environmental Protection
                     Agency-Middlefield-Ellis-Whisman Superfund Site

Jul-89     no   S33  Dames & Moore - East Middlefield Road Properties

Aug-89     no   S34  Dames & Moore - Monitoring Well Sites

Aug-89     no   S35  NAS - Moffett Field - US Navy

Aug-89     no   S36  Dames & Moore to John Wyss - Siemens

Sep-89     no   S37  Dames & Moore - Groundwater & Vadose Modeling Additional
                     Site Investigation

Sep-89     no   S38  Dames & Moore - Additional Scope Item

Sep-89     no   S39  Dames & Moore - Modelling Assumptions - Additional Site
                     Investigation

Oct-89     no   S40  Dames & Moore - Resampling of Well SO-2

Oct-89     no   S41  Dames & Moore - Underground Tank Sampling

Dec-89     no   S42  Dames & Moore - Additional Site Investigation

Dec-89     no   S43  Dames & Moore - Additional Site Investigation

Dec-89         no   S44  Dames & Moore - Proposal-Removal & Investigation of Two
                         Underground Storage Tanks - 455 E. Middlefield Road

             Exec
Date          Sum   Tab  Document

Dec-89        yes    1   Dames & Moore Additional Site Investigation

Dec-89         no        Dames & Moore Groundwater Modelling Report

Mar-89         no        Dames & Moore Draft Report Soil Sampling Program

Mar-89         no        Dames & Moore Interim Report-Tank Removal

Nov-89         no        Hamming & Laws Conceptual Work Plan for
                         Remedial Design and Remedial Action

Jan-90         no        Canonie Remedial Design and Remedial Action Cost
                         Estimate

Jan-90        yes    2   Hamming & Laws Remedial Design Regional Groundwater
                         Extraction and Treatment System Proposal

Redwell #2:

Jan-90        yes    3   Weston Remedial Design Proposal

Jan-90         no        McLaren Proposal to Provide Remedial Design Services

Jan-90        yes    4   Groundwater Technology, Inc. Proposal for Remedial
                         Design-volumes 1 & 2

Jan-90         no   S45  TEI Consulting Engineers-Motorola Complex - N/A

Mar-90         no   S46  Dames & Moore - List of Chemicals

Mar-90         no   S47  Dames & Moore - Removal and Disposal of Soil and Debris

Mar-90         no   S48  Dames & Moore - Final Progress Report No. 8 -
                         Additional Site Investigation

Apr-90         no   S49  Dames & Moore - Request for Additional Authorization,
                         Underground Tank Removal
                         and Investigation

Apr-90         no   S50  Dames & Moore - Hazardous Waste Manifest - Cooper Lab
                         Tank Removal

Apr-90         no   S51  Dames & Moore - Hazardous Waste Manifest - Cooper Lab
                         Tank Removal

May-90         no        Canonie Response to Dames & Moore Additional Site
                         Investigation and Groundwater Modelling Reports

May-90         no   S52   Photos of Damage Covered to 455 E. Middlefield

May-90     no   S53   Dames & Moore - Interim Report Tank Removal
6

Jul-90     no   S54   Dames & Moore - Proposal Removal and Investigation of Two
                      Underground Storage Tanks

          Exec
Date       Sum  Tab   Document

Aug-90     no         Canonie Response to Bechtel Sensitivity Analysis - MEW
                      Allocation Model Report

Aug-90     no   S55   Inter/Siemens Proposed Superfund Site Revised
                      Responsiveness Summary

Aug-90     no   S56   E2C Work Plan - Soil Sampling and Soil Vapor Study

Sep-90     no   S57   Dames & Moore - Proposed Well  SO-2 Replacement

Oct-90     no   S58   U.S. Environmental Protection Agency - Report Format - MEW
                      Superfund Site

Oct-90     no   S59   Sobrato/Explanation of Significant Differences

Nov-90     no   S60   U.S. Environmental Protection Agency - MEW Superfund Site

Dec-90     no   S61   Canonie Environmental - Proposed Preparation of Four 106
                      Order Work Plans

Dec-90     no   S62   U.S. Environmental Protection Agency - 106 Order

Dec-90     no   S63   Canonie Environmental - Proposal and Cost Estimate

Jan-91     no   S64   Dames & Moore - Technical Memorandum-EPA Administrative
                      Order-MEW Study Site

Jan-91     no   S65   Canonie Environmental - Transmittal of DRAFT Work Plan

Jan-91    yes   S66   U.S. Environmental Protection Agency - Uniform Reporting
                      Format

Jan-91     no   S67   Canonie Environmental - Transmittal of DRAFT Work Plans

Jan-91     no   S68   Dames & Moore Proposal

Jan-91     no   S69   Canonie Environmental - Transmittal of DRAFT Work Plans

Jan-91     no   S70   Dames & Moore Sources of Data Presented in 106 Order

Jan-91     no   S71   Canonie Environmental - Transmittal of DRAFT Work Plan

Jan-91     no   S72   Schlumberger - Submission of MEW Water Reuse & Groundwater
                      Chemistry Work Plans

Jan-91     no   S73   Schlumberger - Submission of Source Control Work Plans

Jan-91     no   S74   Canonie Environmental - Plume Definition Work Plan

Jan-91     no   S75   Canonie Environmental - Plume Definition Work Plan

Jan-91       no     S76  Canonie Environmental - Potential Conduit Work Plan

Jan-91       no     S77  Canonie Environmental - Potential Conduit Work Plan

            Exec
Date         Sum    Tab  Document

Jan-91       no     S78  Canonie Environmental - Groundwater chemistry Work Plan

Jan-91       no     S79  Canonie Environmental - Groundwater chemistry Work Plan

Jan-91       no     S80  Canonie Environmental - Reuse Work Plan

Jan-91       no     S81  Canonie Environmental - Reuse Work Plan

Jan-91      yes     S82  Canonie Work Plan - 369 Whisman

Jan-91      yes     S83  Canonie Work Plan - 401 National

Jan-91      yes     S84  Canonie Work Plan - 441 N. Whisman

Jan-91      yes     S85  Canonie Work Plan - 515-545 N. Whisman - 313 Fairchild

Jan-91      yes     S86  Canonie Work Plan - 464 Ellis

Jan-91      yes     S87  Canonie Work Plan - 644 National

Jan-91       no     S88  Canonie Quarterly Status Report Oct. - Dec 90


Redwell #3:

Jan-91      yes      5   Canonie Potential Conduit Work Plan

Jan-91      yes      6   Canonie DRAFT Potential Conduit Work Plan-(2 parts)

Jan-91      yes      7   Canonie Ground Water Chemistry Work Plan

Jan-91      yes      8   Canonie DRAFT Groundwater Chemistry Work Plan (2 parts)

Jan-91      yes      9   Canonie Plume Definition Work Plan

Jan-91      yes     10   Canonie DRAFT Plume Definition Work Plan (2 parts)

Jan-91      yes     11   Canonie Water Reuse Work Plan

Jan-91      yes     12   Canonie DRAFT Water Reuse Work Plan (2 parts)


Redwell #4:

Jan-91       no         Dames & Moore Source Control Workplan for 455 East
                        Middlefield Road

Jan-91       no         Dames & Moore Source Control Workplan for 485/487 and
                        501/505 East Middlefield Road

            Exec
Date         Sum   Tab  Document

Jan-91       no         Dames & Moore Source Control Workplan for 575 East
                        Middlefield Road

Feb-91      yes    13   Canonie DRAFT Site Safety Plan

Feb-91      yes    14   Canonie DRAFT Data Management System Plan

Feb-91      yes    15   Canonie DRAFT Quality Assurance Project Plan

Feb-91      yes    16   Canonie Data Management Plan

Feb-91      yes    17   Canonie DRAFT Sampling Plan

Feb-91      yes    18   Bechtel Data Management Plan

Feb-91       no    S89  Dames & Moore - Addendum Source Control Work Plan

Feb-91       no    S90  Landels, Ripley & Diamond-Schlumberger - MEW Site
                        Monthly Progress Reports

Feb-91       no    S91  State Board of Equalization

Feb-91       no    S92  U.S. Environmental Protection Agency - Fairchild Semi
                        Conductor

Feb-91       no    S93  Schlumberger - Monthly Progress Reports

Feb-91       no    S94  Canonie - Draft MEW 106 Work Order Plans

Feb-91       no    S95  Dames & Moore - Increase Authorization - U.S. EPA
                        Administrative Order

Feb-91       no    S96  Schlumberger - Implementation of MEW 106 Order

Feb-91       no    S97  NAS Moffett Field - US Navy - Phase I - Installation
                        Restoration Program

Mar-91       no    S98  Canonie - Draft Quality Assurance Project Plan

Mar-91       no    S99  U.S. District Court - USA v. Intel Corp. and Raytheon
                        Company


Redwell #5:

Mar-91      yes    19   Canonie DRAFT Quality Assurance Project Plan

Mar-91       no         Canonie Quality Assurance Project Plan - DRAFT

Mar-91       no   S100  Dames & Moore Monthly Progress Report

Mar-91   no   S101   Schlumberger MEW 106 Order - Monthly progress Report

        Exec
Date     Sum   Tab   Document

Mar-91   no   S102   Dames & Moore - Quarterly Water Level Monitoring

Mar-91   no   S103   Schlumberger Distribution and Due Dates for 106 Orders

Mar-91   no   S104   E2C - Addendum To Well Installation Report for Replacement
                     well SO-2(R)

Mar-91   no   S105   Schlumberger Draft Response to EPA's  March 14 Memorandum

Mar-91  yes   S106   Siltec Corp. Addendum A to the Source Control Work Plan

Apr-91   no   S107   Schlumberger - Enclosed Correspondence from Sobrato
                     Development. Co.

Apr-91   no   S108   Schlumberger - Pending Requests to EPA re: Implementation
                     of MEW 106 Order

Apr-91   no   S109   Schlumberger - MEW Documents Repository at Mt. View Public
                     Library

Apr-91   no   S110   Canonie MEW 106 Order - Joint Work

Apr-91   no   S111   Schlumberger - Submission of QAPPS and Sampling Plans for
                     MEW Field Work

Apr-91   no   S112   Schlumberger draft Cover Letter for Quality Assurance
                     Project Plan

Apr-91   no   S113   Schlumberger MEW 106 Order  Monthly Progress Report

Apr-91   no   S114   Dames & Moore - Monthly Progress Report - EPA  MEW 106
                     Order

Apr-91   no   S115   Schlumberger 106 Order Respondents EPA report & Groundwater
                     Sampling report

Apr-91   no   S116   Schlumberger Draft Cover Letters for MEW Sampling Plans

Apr-91   no   S117   Dames & Moore Billing No. 3 Consulting

Apr-91   no   S118   EPA Contractor Qualification Requirements of CERLA 106
                     Order of MEW Site

Apr-91   no   S119   Dames & Moore Request List of Reviewed Canonie Workplans

Apr-91   no   S120   Canonie MEW 106 Order Joint Work Revision to Cost Estimate

Apr-91  yes    20    Canonie DRAFT Sampling Plan Ground Water Chemistry Program

Apr-91  yes    21    Canonie DRAFT Sampling Plan Plume Definition Program

May-91  yes    22    Canonie Ground Water Chemistry Program Sampling Plan

May-91      yes     23   Canonie Plume Definition Program Sampling Plan

May-91      yes     24   Canonie Quality Assurance Project Plan Work Plan

            Exec
Date         Sum    Tab  Document

Redwell #6:

May-91      yes     25   Bechtel Source Control Workplan for 475 Ellis Street

May-91       no    S121  Schlumberger Qualifications of Canonie Environmental
                         Services Corp.

May-91       no    S122  EPA MEW CERLA 106 Administrative Order

May-91       no    S123  Schlumberger MEW 106 Order Monthly Progress Reports
                         (April 1991)

May-91       no    S124  EPA Work Plan Submittals under the CERLA 106
                         Administrative Order for MEW Site

May-91       no    S125  EPA Review 485-487 & 501-505 E. Middlefield Road Work
                         Plan

May-91       no    S126  EPA Review of Work Plan

May-91       no    S127  EPA Response to Letters concerning 106 Order and Work
                         Plan review

May-91       no    S128  Dames & Moore Comments on Canonie Work Plans

May-91       no    S129  Dames & Moore Increase in Authorization for EPA Source
                         Control Work Plans 455,485-487,501-505,575 E.
                         Middlefield Road

May-91       no    S130  Golder Assoc. Review of Source Control Workplans - MEW
                         Study Area

May-91      yes    S131  Canonie - Plume Definition Program Work Plan

Jun-91       no    S132  Dames & Moore Quarterly Groundwater Level Monitoring
                         MEW Site

Jun-91       no    S133  Canonie - Transfer of Previously Generated Technical
                         Data

Jun-91       no    S134  MEW 106 Order - Monthly Progress Reports

Jun-91       no    S135  MEW 106 Order - Monthly Progress Reports

Jun-91       no    S136  Dames & Moore Draft Cost Estimate

Jun-91      yes    S137  Site Safety Plan Report

Jun-91      yes     26   Bechtel Source Control Workplan for 501 Ellis Street

Jun-91      yes     29   Canonie Source Control Work Plan for 441 North Whisman
                         Road, Bldgs. 13 & 23

            Exec
Date         Sum   Tab  Document

Redwell #7:

Jun-91      yes    30   Canonie Source Control Work Plan for 515/545 North
                        Whisman Road and 313 Fairchild Drive, Bldgs. 1-4

Jun-91      yes    31   Canonie Source Control Work Plan for 644 National
                        Avenue, Bldg. 18

Jun-91      yes    32   Canonie Source Control Work Plan for 369 North Whisman
                        Road, Bldg. 18


Redwell #8:

Jun-91      yes    33   Canonie Source Control Work Plan for 401 National Street

Jun-91       no         Canonie DRAFT Site Safety Plan

Jun-91       no         Dames & Moore Source Control Workplan for 485/487 and
                        501/505 East Middlefield Road

Jun-91       no         Dames & Moore Source Control Workplan for 455 East
                        Middlefield Road

Jun-91       no         Dames & Moore Source Control Workplan for 575 East
                        Middlefield Road

Jul-91      yes   S138  Golder Assoc. Source Control Work Plan for 490 E.
                        Middlefield

Jul-91      yes   S139  Golder Assoc. Source Control Work Plan for Lots 4 and 5
                        E. Middlefield

Jul-91      yes   S140  Golder Assoc. Source Control Work Plan for 350 Ellis St.

Jul-91       no   S141  Schlumberger - Submission of Source Control Work Plans
                        for Fairchild's MEW facilities

Jul-91       no   S142  Raytheon - Source Control Workplan

Jul-91       no   S143  Schlumberger - MEW 106 Order Monthly Progress Report
                        (June 1991)

Jul-91       no   S144  EPA Review of Quality Assurance Project Plan

Jul-91       no   S145  Source Control Workplan for 405 National Avenue

Jul-91       no   S146  EPA Submission of Revised NEW Documents

Jul-91       no   S147  Canonie - Proposal Schedule and Cost Estimate Quality
                        Assurance Project Plan Revision

Jul-91       no   S148  Canonie - Quarterly Status Report April - June 1991

Jul-91          no           Bechtel Quality Assurance Report


                Exec
Date            Sum   Tab    Document

Jul-91          yes    27    Bechtel Phase I Source Control Remedial Design for
                             501 Ellis Street

Jul-91          no           Dames & Moore Source Control Workplan for 485/487
                             and 501/505 East Middlefield Road

Jul-91          no           Dames & Moore Source Control Workplan for 575 East
                             Middlefield Road

Jul-91          no           Dames & Moore Source Control Workplan for 455 East
                             Middlefield Road


Redwell #9:

Aug-91          no           Canonie Quality Assurance Project Plan Work Plan -
                             Revision 1.0

Aug-91          no           Canonie Response to EPA Review of Quality Assurance
                             Project Plan

Aug-91          no    S149   EPA Proposed Meeting Dates and Agendas MEW Study
                             Area

Aug-91          no    S150   Canonie - Response to EPA's Review and Comments on
                             Quality Assurance

Aug-91          no    S151   Canonie Proposal, Schedule and Cost Estimate
                             Revision of Potential Conduit Work Plan

Aug-91          no    S152   MEW 106 Order - Monthly Progress Report -
                             (July 1991)

Aug-91          no    S153   NAS Moffett Field U.S. Navy Update on Environmental
                             Clean up Activities

Aug-91          no    S153b  Canonie - Draft Response to EPA's Comments on the
                             Potential Conduit Work Plan

Aug-91          no    S154   Dames & Moore Quarterly Water Level Monitoring

Aug-91          no    S155   EPA August 28, 1991 Meeting Agenda

Aug-91          no    S156   EPA Summary of August 28, 1991 Meeting

Aug-91          yes   S157   Source Control Work Plan - Intel Corporation - 365
                             E. Middlefield

Sep-91          yes    34    Canonie Potential Conduit Work Plan - Revision 1.0

Sep-91          no           Canonie Source Control Work Plan for 644 National
                             Avenue, Bldg. 18 - Addendum 1

Sep-91          no           Canonie Source Control Work Plan for 515/545 North
                             Whisman Road and 313 Fairchild Avenue, Bldgs. 1-4,
                             Addendum 1

Sep-91          no           Canonie Source Control Work Plan for 441 North
                             Whisman Road, Bldgs. 13 & 23 - Addendum 1

Sep-91           no           Canonie Source Control Work Plan for 401 National
                              Avenue, Bldg. 19 - Addendum 1

                Exec
Date            Sum    Tab    Document

Sep-91          no            Canonie Source Control Work Plan for 464 Ellis
                              Street, Bldg. 20 - Addendum 1


Redwell #l0:

Sep-91          no           Bechtel Source Control Workplan for 501 Ellis
                             Street: Addendum A -Summary of Hydrogeology and
                             Addendum B - Saturated Soil Sampling Plan

Sep-91          yes    35    Bechtel Proposed Final Remedial Design and
                             Construction Operation & Maintenance Plan for 501
                             Ellis Street - volume 1

Sep-91          no           Bechtel Proposed Final Remedial Design and
                             Construction Operation & Maintenance Plan for 501
                             Ellis Street - volume 2

Sep-91          no    S158   MEW 106 Order - Monthly Progress Report (Aug. 1991)

Sep-91          no    S159   Dames & Moore Monthly Progress Report EPA MEW 106
                             Order

Sep-91          no    S160   Canonie - Transmittal Transfer of Updated Technical
                             Data

Sep-91          no    S161   Schlumberger - Standard Time Period to Respond to
                             EPA Comment on MEW 106 Workplan

Sep-91          no    S162   Canonie - Well Coordinates at the Sobrato Property-
                             Mt. View

Sep-91          no    S163   Schlumberger - Listing of Reports (and status)
                             submitted to EPA

Sep-91          yes   S164   Work Plan for Design, Construction and
                             Implementation of the Regional Groundwater
                             Remediation Program, Intel Corp./Raytheon Work Plan
                             A, Volume 1

Sep-91          no    S165   Work Plan for Design, Construction and
                             Implementation of the Regional Groundwater
                             Remediation Program, Intel Corp./Raytheon Work Plan
                             A, Volume 2 Appendices - A-1

Sep-91          no    S166   Canonie - Revisions, 1991 Scope of Work and Cost
                             Estimate 106 Order Joint Work Program

Sep-91          no    S167   Canonie Source Control Work Plan on 369 N. Whisman
                             Rd. Addendum 1

Sep-91          no    S168   Canonie Source Control Work Plan on 369 N. Whisman
                             Rd. Addendum 2

Oct-91          no    S169   Dames & Moore proposal Technical Review of
                             Documents

Oct-91          yes   S170   R. L. Stollar & Associates, Inc. - Sampling &
                             Analysis Plan for Source Control Work 405 National
                             Ave.

Oct-91          no    S171   Schlumberger - Changes/Additions to MEW 106 Order

Oct-91          no    S172   Schlumberger - MEW 106 Order Joint Work Request for
                             Comments

Oct-91           no    S173   PRC Environ. Management Inc. - Naval Air Station
                              - Moffett Field


                Exec
Date            Sum    Tab    Document

Oct-91           no    S174   Harding Lawson Associates May and November 1990
                              Potential Surface Maps MEW Study Area

Oct-91           no    S175   EPA - Review of the Potential Conduit Work Plan

Oct-91           no    S176   Schlumberger - Plume Definition and Ground water
                              Monitoring Programs

Oct-91           no    S177   Schlumberger Data Management and Report Formats

Oct-91           no    S178   Schlumberger - conflicting QAPP Requirements

Oct-91           no    S179   Intel - Site Transmittal for Intel's Mt. View
                              Facility

Oct-91           no    S180   EPA - Review of 455,485-487-501-505,575 E.
                              Middlefield Rd. Documents

Nov-91           no    S180b  Golder Associates - Hydraulic Control and Monitory
                              Summary Report

Nov-91           no    S181   EPA - MEW Study Area

Nov-91           no    S182   MEW 106 Order - Monthly Progress Reports (October
                              1991)

Nov-91           no    S183   Dames & Moore Draft Cost Estimate for the
                              Implementation of Source Control Work Plans

Nov-91           no    S184   Canonie - Transmittal Draft Unified Quality
                              Assurance Project Plan


Redwell #11:

Nov-91           no           Canonie DRAFT Unified Quality Assurance Project
                              Plan - 2 copies

Nov-91          yes     36    Canonie Ground Water Treatment Plant System
                              Technical Memorandum for 369 North Whisman Road,
                              Bldg. 19

Nov-91          yes     37    Canonie Preliminary Source Control Remedial Design
                              for 369 North Whisman Road, Bldg. 19 - volume 1

Nov-91           no           Canonie Preliminary Source Control Remedial Design
                              for 369 North Whisman Road, Bldg. 19 - volume 2

Nov-91          yes     38    Canonie Slurry Wall Evaluation Technical
                              Memorandum for 369 North Whisman Road, #19

Dec-91           no    S185   Dames & Moore - Resubmittal of Proposal Technical
                              Review of Documents

Dec-91           no    S186   Canonie - Draft Proposed Sampling Network
                              Potential Conduit Program

Dec-91           no    S187   Canonie Transmittal Draft Unified Plume Definition
                              and Ground Water Monitoring Program

                Exec
Date            Sum    Tab   Document

Dec-91          no    S188   Dames & Moore Quarterly Water Level Monitoring 455,
                             485-487 E. Middlefield Road

Dec-91          no    S189   Canonie - Transmittal Draft Unified Report Format
                             Program and Data Management Plan

Dec-91          no    S190   Dames & Moore EPA MEW 106 Order Monthly Progress
                             Report

Dec-91          no    S191   MEW 106 Order - Monthly Progress Report (November
                             1991)

Dec-91          no    S192   E2C Ordinance 90-1 Violation, Well SO-2 Destruction
                             455 E. Middlefield Rd.

Dec-91          no    S193   Santa Clara Valley Water District, an Ordinance of
                             Regulations

Dec-91          no    S194   Canonie Draft Unified Plume Definition and Ground
                             Water Monitoring Program


Redwell #13:

Dec-91          yes     39   Canonie Unified Plume Definition and Ground Water
                             Monitoring Program Report

Dec-91          yes     40   Canonie Unified Quality Assurance Program Plan

Dec-91          yes     41   Canonie Unified Report Format Program Report

Dec-91          yes     42   Canonie DRAFT Unified Report Format Program Report

Jan-92          No    S195   Map of Revised Plan Checked Set

Jan-92          No    S196   Canonie Draft Status Report Potential Conduit
                             Program

Jan-92          No    S197   Schlumberger Change to MEW 106 Distribution List

Jan-92          Yes   S198   Golder Assoc. Inc. Design Specific Data Collection
                             Phase I Work Plan

Jan-92          Yes   S199   Golder Assoc. Inc. Design Specific Data Collection
                             Phase I Work Plan

Jan-92          No    S200   Golder Assoc. Inc. Quality Assurance Project Plan

Jan-92          No    S201   Schlumberger MEW Potential Conduit Tenant/Owner
                             Survey Report

Jan-92          No    S202   Schlumberger - Change to MEW 106 Distribution list

Feb-92          no    S203   PES Environmental Monthly Progress Report (Jan.
                             92) EPA MEW 106 Order

Feb-92          no    S204   MEW 106 Order Monthly Progress Report Jan. 92

Feb-92          no    S205   Schlumberger - Source Control Work Plans Raytheon
                             Lots 4 & 5 Implementation of Soils Cleanup

Feb-92          no    S206   PES Environ. PES Service Agreement

               Exec
Date           Sum    Tab    Document

Mar-92          no    S206b  Raytheon Hydraulic Control and Monitoring Report


Redwell #14:

Mar-92         yes    43     Bechtel Saturated Soil Investigation and
                             Characterization for 501 Ellis Street

Mar-92         yes    44     Bechtel Field Verification Program for 475 Ellis
                             Street

Mar-92         no            PES DRAFT Source Investigation and Characterization
                             Report for 485/487 and 501/505 East Middlefield
                             Road

Mar-92         no            PES DRAFT Source Investigation and Characterization
                             for 455 East Middlefield Road

Mar-92         no            PES DRAFT Source Investigation and Characterization
                             for 575 East Middlefield Road

Mar-92         no            PES Source Investigation and Characterization for
                             575 East Middlefield Road

Mar-92         no            PES Source Investigation and Characterization for
                             455 East Middlefield Road


Redwell # 15:

Mar-92         no            PES Source Investigation and Characterization for
                             485/487 and 501/505 East Middlefield Road

Mar-92         no            Canonie Quality Assurance Report for 515/545 North
                             Whisman Road and 313 Fairchild Drive

Mar-92         no            Canonie Quality Assurance Report for 644 Ellis
                             Street

Mar-92         no            Canonie Quality Assurance Report for 464 Ellis
                             Street

Mar-92         no            Canonie Quality Assurance Report for 441 North
                             Whisman Road

Mar-92         no            Canonie Quality Assurance Report for 401 National
                             Avenue

Mar-92         no            Canonie Quality Assurance Report for 369 North
                             Whisman Road

Mar-92         no     S207   Schlumberger - Request for Meeting to Discuss EPA
                             Memorandum on Implementation of Soil Cleanup

Mar-92         no     S208   Golder Assoc. Hydraulic Control and Monitoring
                             Summary Report June-Nov. 1991 350 Ellis

Mar-92         no     S209   PES Environmental. Monthly Progress Report Feb. 92
                             EPA MEW 106 Order

Mar-92         yes    S210   Schlumberger MEW 106 Order - Monthly Progress
                             Reports - Feb. 92

               Exec
Date           Sum    Tab    Document

Mar-92         no     S211   Schlumberger - Annual Report - MEW 106 Order
                             Respondents (1991)

Apr-92         no     S212   EPA MEW Site Sobrato's 3/30/92 Information Request

Apr-92         no     S213   PES Environmental - Submittal of March  19, 1992
                             Water Level Evaluation Data

Apr-92         no     S214   PES Environmental. Monthly Progress Report March
                             1992 EPA MEW 106 Order

Apr-92         no     S215   Schlumberger Distribution List - Change

Apr-92         no     S216   Schlumberger MEW 106 Order - Fairchild Quarterly
                             Quality Assurance Report

Apr-92         no     S217   Raytheon Summary of Activities for March 1992

Apr-92         no     S218   Schlumberger Investigation and Source Control Work
                             Plan

Apr-92         no     S219   Intel Site Data Transmittal for Intel's Mt. View
                             Facility

May-92         no     S220   PES Environmental. Corrections to Sour
                             Investigation and Characterization Reports

May-92         no     S221   Schlumberger - EPA Questions

May-92         no     S222   Raytheon - Proposed Schedule for Implementation of
                             the Silva Well Work Plan

May-92         no     S223   Raytheon Summary of Activities for April 1992

May-92         no     S224   Schlumberger Water Reuse Work Plan EPA Approval

May-92         no     S225   Canonie EPA Review of Potential Conduit Work Plan

Jun-92         yes    S226   Golder Assoc. Data Management Plan - 350 Ellis St.
                             Lots 4 & 5 E. Middlefield Rd.

Jun-92         no            Canonie DRAFT Response to EPA's Comments on Plume
                             Definition Work Plan and Sampling Plan

Jun-92         no     S227   Weisse Assoc. Intel Mt. View Data Management Plan

Jun-92         yes    S228   Siltec - Transmittal of "Characterization Report
                             for Facility Specific Source Control Work 405
                             National Ave.

Jun-92         no     S229   Schlumberger - Response to EPA Letter of June 15,
                             1992

Jun-92         no     S230   Watkins-Johnson Environmental. Inc. - Addition
                             Laboratory Analytical Report 405 National Ave.

Jun-92           no    S231   Canonie Draft Response to EPA's Comments on the
                              Plume definition Work Plan

Jun-92           no    S232   Canonie Preliminary Responses to Comments of the
                              International Tech. Corp.

                 Exec
Date             Sum   Tab    Document

Jun-92           no    S233   Canonie - Potential Source Areas

Jul-92           no    S234   PES Environmental. June 30, 1992 Meeting Regarding
                              NAS Moffett Field

Jul-92           no    S235   PES Environmental Quarterly Progress Report April
                              - June 1992 EPA MEW 106 Order

Jul-92           no    S236   Raytheon Submission to EPA Records Destruction
                              Plan

Jul-92           no    S237   Raytheon Summary of Activities for April, May and
                              June 1992

Jul-92           no    S238   Schlumberger MEW 106 Work Order Joint work
                              Quarterly Progress Report 2nd Quarter

Jul-92           no    S239   Schlumberger MEW 106 Order Joint Work Quarterly
                              Progress Report

Jul-92           no    S240   Intel Site Data Transmittal for Intel's Mountain
                              View facility

Jul-92           no    S241   Schlumberger MEW 106 Order Fairchild Quarterly
                              Quality Assurance Reports

Jul-92           no    S242   Schlumberger - Access Agreement for 265 N.
                              Whisman Road

Jul-92           no    S243   Canonie Water Reuse Survey

Jul-92           no    S244   Submission of Addendum to the Unified Quality
                              Assurance Project Plan for 106 Order and consent decree parties

Jul-92           no    S245   Canonie Hydraulic Control North of US Highway 101
                              Addendum 1 Work Plan A

Jul-92           no    S246   Canonie Surface Water Sampling Plan Plume
                              Definition Program

Jul-92           no           Canonie DRAFT Well Destruction Reports

Jul-92           no           Canonie Surface Water Sampling Plan Plume
                              Definition Program

Jul-92           no           Canonie DRAFT Response to EPA's Comments on
                              Unified Quality Assurance Project Plan

Jul-92           no           Canonie DRAFT Quarterly Progress Reports

Jul-92           no           Canonie DRAFT Surface Water Sampling Plan Plume
                              Definition Program

Jul-92           no           Canonie Surface Water Sampling Plan Plume
                              Definition Program

Jul-92           no           Canonie DRAFT Response to EPA's Comments on
                              Unified Quality Assurance Project Plan

Jul-92           no           Canonie DRAFT Quarterly Progress Reports


Jul-92           no           Canonie DRAFT Surface Water Sampling Plan Plume Definition Program



                 Exec
Date             Sum   Tab    Document
Aug-92           yes   45     Canonie Water Production and Potential Water Use
                              Survey Results Water Reuse Program Report

Aug-92           no           Canonie DRAFT Report of Results of Water Production and Potential Water Uses


Redwell #16:

extra copies of PES Investigation and Characterization studies for 455, 575 and 485/487 & 501/505 East Middlefield Road (see redeploys 14 &15) and aerial photos of site

Redwell #17:

Aug-92           no           Canonie response to EPA's Comments on Plume Definition Work Plan Sampling Plan

Aug-92           no           Canonie Well Destruction Reports

Aug-92           yes   46     Golder Associates Design Specific Data Collection Report

Aug-92           no           Canonie DRAFT Response to EPA's Comments on Plume Definition Work Plan and Plume
                              Definition Sampling Plan

Aug-92           no           Dames & Moore Response to Canonie's Comments on Additional Site Investigation
                              and Groundwater Modeling Reports

Aug-92           no    S247   PES Environmental - Sobrato Properties Confirmed VOC Sources

Aug-92           no    S248   Canonie Request for Time Extension Investigation of Well 23L*3 (Sobrato Well)

Aug-92           no    S249   Canonie Start Up Procedures for Sampling Plume Definition Program

Aug-92           no    S250   Schlumberger Response to EPA's Plume Definition Work Plan

Aug-92           no    S251   Sobrato Development. Co. Ellis-Middlefield Plan indicating underground pipelines

Aug-92           no    S252   Schlumberger Investigation of Well 6S2W23L*3 Sobrato Development. Co. 487 E. Middlefield Rd.

Sep-92           no           Canonie Source Control Work Plan for 515/545 North Whisman Road and 313
                              Fairchild Drive - Addendum 2

Sep-92           No    S253   Schlumberger - Naval Facilities Engineering


Sep-92           No    S254   Distribution

Sep-92           No    S255   Raytheon Potential Navy Sources of Chlorinated Solvents on Moffett Field


                 Exec
Date             Sum   Tab    Document

Sep-92           No    S256   Canonie Notification of Changes in the Monitoring Schedule

Sep-92           No    S257   Canonie Request for Well Designation and Coordination

Sep-92           No    S258   NAS Moffett Field Update on Environmental Clean Up Activities

Sep-92           No    S259   Source Control Work Plan Addendum 2 Fairchild Semiconductor Corp. 410 National Ave Building 9

Sep-92           No    S260   Source Control Work Plan Addendum 2 Fairchild Semiconductor Corp. 441 No. Whisman Building

Sep-92           No    S261   Source Control Work Plan Addendum 2 Fairchild Semiconductor Corp. 644 National Building 18

Sep-92           No    S262   Source Control Work Plan Addendum 2 Fairchild Semiconductor Corp. 464 Ellis Building 20

Oct-92           No    S263   Canonie Correspondence concerning Missed Holding Times

Oct-92           No    S264   Raytheon Consent Decree: Quarterly Progress Report, 3rd Quarter of `92

Oct-92           No    S265   Raytheon Summary of Activities for July - Sept. 1992 Quarterly Report

Oct-92           No    S266   Schlumberger Annual Horizontal Potential Conduits Evaluation

Oct-92           No    S267   Schlumberger - MEW 106 Order - Quarterly Progress Report

Oct-92           No    S268   Schlumberger MEW 106 Order Work Joint-Quarterly progress Report 3rd Quarter of 92

Oct-92           No    S269   Schlumberger - MEW 106 Order - Fairchild Quarterly Quality Assurance Reports

Oct-92           No    S270   Canonie - Arrangements for Data Exchange

Oct-92           No    S271   Raytheon - Quarterly Report Summary of Activities July-Sept 1992

Oct-92           No    S272   Weighs - Site Data Transmittal for Intel's Mt. View Facility-Third Quarter 1992 Monitoring Report

Oct-92           No    S273   Canonie Destruction Report: Well 6S2W23D*3 EPA 106 Order

Oct-92           No    S274   PES Environmental - Quarterly Progress Report 7-92 to 9-92 EPA MEW 106 Order

Oct-92           No    S275   Canonie - Reminder of Upcoming November Water Level Measurements-Quarterly Monitoring Prog.

Nov-92           No    S276   Watkins-johnson - Project Design for Source Control Remedial Design  405 National Ave.

Nov-92           No    S277   Golder Assoc. Phase II Work Plan Raytheon - 350 Ellis St., Lots 4 & 5 E. Middlefield


Nov-92           No    S278   Golder Assoc. Data Collection report - Raytheon - 350 Ellis Street



                 Exec
Date             Sum   Tab    Document
Nov-92           No    S279   Golder Assoc. Soil Gas Survey & RDI Borehole, Lot 3, E. Middlefield Rd.

Nov-92           No    S280   Weiss Associates - Correction letter for 10-3-92 report

Dec-92           No    S281   Canonie - Joint Defense Communication Geologic Correlation Draft Report

Dec-92           No    S282   Transmittal of Addendum to Unified Quality Assurance - Middlefield-Ellis-Whisman Study Area

Dec-92           No    S283   Canonie -  Well 6S2W23D*3 EPA 106 Order Joint Work Potential Conduit Program

Dec-92           No    S284   Schlumberger - MEW 106 Order - Potential Conduit Destruction Reports

Dec-92           No    S285   Canonie - Notification - Completion of Sampling Activities

Dec-92           No    S286   Canonie 0 Transmittal - Ground Water Chemistry Program

Jan-93           No    S287   PES Environmental - Quarterly Progress Report 10-92 to 12-92 EPA MEW 106 Order

Jan-93           No    S288   Raytheon - Quarterly Report - Summary of Activities for Oct-Dec. 1992

Jan-93           No    S289   Raytheon - Consent Decree: Quarterly Progress Report, Fourth Quarter of 1992

Jan-93           No    S290   Schlumberger - MEW 106 Order Quarterly Progress Report, Fourth Quarter 1992

Jan-93           No    S291   Schlumberger - MEW 106 Order Joint Work-Quarterly progress Report 4th Quarter 1992

Jan-93           No    S292   Schlumberger - MEW 106 Order - Fairchild Quarterly Quality Assurance Reports

Jan-93           No    S293   Weiss Associates - 4th Quarter 1992 - Self Monitoring Report at Intel  365 Middlefield

Jan-93           No    S294   PES Environmental - Designated Facility Coordinator

Jan-93           No    S295   Canonie - Notification of Receipt of Lab Analyses 106 Order Middlefield-Ellis

Feb-93           No    S296   Canonie - Draft Nov. 19, 1992 Potentiometric Surface Maps & TCE Concentration Jun-Dec 1992

Feb-93           No    S297   Schlumberger - list of documents submitted

Feb-93          Yes    S298   Canonie - Preliminary Source Control - 464 Ellis Street

Feb-93          Yes    S299   Canonie - Slurry Wall Evaluation - 401 National Avenue

Feb-93          Yes    S300   Canonie - Preliminary Source Control - 401 National Avenue

Feb-93           Yes   S301   Canonie - Preliminary Source Control - 644 National Avenue


                 Exec
Date             Sum   Tab    Document
Feb-93           No    S302   Canonie - In-Situ Aeration System - 369 N. Whisman Road

Feb-93           Yes   S303   Canonie - Preliminary Source Control - 441 N. Whisman

Feb-93           Yes   S304   Canonie - Slurry Wall Evaluation 515/545 N. Whisman and 313 Fairchild Drive

Feb-93           No    S305   Canonie - Ground Water Treatment System 515/545 N. Whisman and 313 Fairchild Drive

Feb-93           Yes   S306   Canonie - Preliminary Source Control - 515/545 N. Whisman and 313 Fairchild Dr. Vol. 1 & 2

Feb-93           Yes   S307   Canonie - Draft Plume Definition Program Report MEW 106 Order Joint Work

Mar-93           Yes   S308   Canonie - Prelim. Design Regional Ground Water Remediation Program MEW Site

Mar-93           Yes   S309   Final Draft Plume Definition Program Report MEW 106 Order Joint Work MEW Site

Mar-93           Yes   S310   Preliminary Design Regional Ground Water Remediation Program MEW Site

Mar-93           No    S311   Canonie - Preliminary Source Control Remedial Design 369 N. Whisman

Feb-93           No    S312   Weiss Associates - Intel's Ground Water Data Base 1992 Annual Report

Feb-93           Yes   S313   Golder Associates - Preliminary Source Control Remedial Design Raytheon Lots 4 & 5

Feb-93           Yes   S314   Golder Associates - Preliminary Source Control Remedial Design Raytheon 350 Ellis St.

Mar-93           Yes   S315   Canonie - Plume Definition Program

Apr-93           No    S316   Canonie - 1st qtr 93 Progress Reports

Apr-93           No    S317   Schlumberger/Canonie Quarterly Quality Assurance Reports for 6 Fairchild sites

Apr-93           No    S318   Schlumberger/Canonie MEW 106 Order Joint Work Quarterly Progress Report - 1st qtr `93

Apr-93           No    S319   Canonie - Add #1 Preliminary Design Remediation South of Highway 101

Apr-93           No    S320   Canonie - Add #1 Preliminary Design Remediation North of Highway 101

Apr-93           No    S321   Schlumberger - 1st qtr `93 quarterly progress report from General Instruments

Apr-93           No    S322   Weiss Associates - Intel's quarterly groundwater monitoring report  1st qtr `93

Apr-93           No    S323   Raytheon - 1st qtr 93 Facility Specific Work report (Golder Associates)

Apr-93           Yes   S324   Golder - Hydraulic Control and Monitoring Summary Report 12/91 thru 11/92

Apr-93           No    S325   Canonie - Draft Well Destruction Report, Well #6S2W14N3  (175 Evandale Ave., Mtn. View)
                 Exec
Date             Sum    Tab   Document
Apr-93           No    S326   Canonie - Preliminary Remedial Design Fairchild Bldgs. 13 & 23, 441 N. Whisman

Apr-93           No    S327   Canonie - Preliminary Remedial Design Fairchild Bldg 20, 464 Ellis

Apr-93           No    S328   Canonie - Preliminary Remedial Design Fairchild Bldg 18, 644 National

May-93           No    S329   Canonie - B3 Aquifer Plume Definition Work Plan

May-93           No    S330   Watkins-Johnson - Groundwater Model Report 405 National Ave.

May-93           No    S331   Canonie - Responses to PRP Comments on design of Regional Ground Water Mediation Program

May-93           Yes   S332   Canonie - Ground Water Chemistry Program EPA 106 Order Joint Work

May-93           Yes   S333   Harding Lawson Summary of Potential Source Areas @ NAS Moffett Field

May-93           No    S334   Canonie - Plume Definition Program Addendum 1

May-93           No    S335   Canonie - Well Investigation Report  4 parts

May-93           No    S336   Schlumberger - Ground Water Chemistry Program Report

Jun-93           No    S337   Weiss response to EPA comments regarding Intel's Control Workplan

Jun-93           No    S338   Canonie - Slurry Wall Evaluation 401 National Avenue (Fairchild Bldg. 9)

Jun-93           No    S339   Canonie - Well #6S2W12N*1 Potential Conduit Program

Jun-93           No    S340   Canonie - Source Control Remedial Design Fairchild Bldgs. 1, 2, 3 and 4

Jun-93           No    S341   Canonie - Well #6S2W14N*1 Potential Conduit Program

Jun-93           No    S342   Canonie - Well #6S2W22H*10 Potential Conduit Program

Jun-93           No    S343   Prickett & Associates - Groundwater Modelling Results

Jul-93           No    S344   Weiss - 2nd Qtr 1993 Monitoring Report @ Intel, 365 Middlefield Road

Jul-93           No    S345   Bechtel - NEC 2nd Qtr progress report / Canonie - 2nd Qtr 1993 progress report 441 N. Whisman

Jul-93           No    S346   Canonie - 2nd Qtr progress report plume definition program

Jul-93           No    S347   Canonie - Regional Ground Water Remediation Program 2nd Qtr report

Jul-93           No    S348   Raytheon - Facility Specific work 2nd Qtr report

Jul-93           No    S349   Canonie - Presentation of Lab results & recommendations for resampling of wells B3 Plume Prog

                 Exec
Date             Sum   Tab    Document
Jul-93           No    S350   Canonie - Draft Potentiometric Surface Maps to Raytheon

Jul-93           No    S351   Canonie - Well #6S2W23E*1 Investigation Report

Jul-93           No    S352   Canonie - Well #6S2W23M1 Investigation Report

Jul-93           No    S353   Canonie - Well #6S2W23D*4 Investigation Report

Aug-93           No    S354   Canonie - Final 5/20/93 Potentiometric Surface Maps

Aug-93           No    S355   Canonie - Final Source Control Rememdial Design Volume 1:  Basis of Design

Aug-93           No    S356   Canonie - Final Source Control Rememdial Design Volume 2:  Contract Docs, Specs & Drawings

Aug-93           No    S357   Canonie - Well #6S2W23L*3 Potential Conduit Program (Destruction) Report

Aug-93           No    S358   Canonie - Well #6S2W23M1 Investigation Report

Aug-93           No    S359   Canonie - Well #6S2W23E*1 Investigation Report

Aug-93           No    S360   Canonie - Well #6S2W23D*4 Investigation Report

Aug-93           No    S361   Canonie - Well #6S2W23L*3 Potential Conduit Program

Aug-93           Yes   S362   Canonie - "B3" Aquifer Plume Definition Program

Aug-93           Yes   S363   Canonie - Final Source Control Remedial Design Vol. 1 Basis of Design

Aug-93           Yes   S364   Canonie - Final Source Control Remedial Design Vol. 2 Contract Docs, Specs & Dwgs

Sep-93           No    S365   Canonie - Preliminary Design Regional Ground Water Remediation Program North of Hwy 101

Sep-93           No    S366   Canonie - Preliminary Design Regional Ground Water Remediation Program South of Hwy 101

Sep-93           Yes   S367   Canonie - Addendum 2 Plume Definition Program "B3" Auifier

Sep-93           No    S368   Groundwater Technology resumes and qualifications from Raytheon

Sep-93           Yes   S369   Canonie - Final Source Control Remedial Design, 644 National Ave., Bldg. 18 (Fairchild)

Oct-93           No    S370   Raytheon - Consent Decree: Quarterly Progress Reports 3rd Qtr

Oct-93           No    S371   Schlumberger - MEW 106 Order - Joint Work Qtrly Progress Report

Oct-93           No    S372   Schlumberger - MEW 106 Order - Site Specific Qtrly Progress Report

Oct-93           No    S373   Weiss - Third Quarter 1993 Self Monitoring Report for Intel, 365 Middlefield

                 Exec
Date             Sum    Tab   Document
Oct-93           No    S374   Canonie - Final Source Control Remedial Design, Fairchild, 644 National Ave, Bldg. 18

Oct-93           No    S375   Canonie - Final Source Control Remedial Design, Fairchild, 401 National Ave, Bldg. 9

Oct-93           No    S376   Canonie - Final Source Control Remedial Dsn, Fairchild, 369 & 441 N. Whisman, Bldgs. 19, 13 & 23

Nov-93           Yes   S377   Canonie - Final Design Regional Ground Water Remediation Program M-E-W site Mt. View, CA

                                    EXHIBIT K
                                    ---------

                           LEASE TERMINATION AGREEMENT
                           ---------------------------

     This Lease Termination Agreement (this "Agreement") is made on ______________, 2001 by and between ____________________________ ("Landlord"), and ____________________ ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -


     A. Landlord and Tenant entered into that certain Lease dated _________________ (the "Lease"), as amended, pursuant to which Landlord leases to Tenant approximately ______________ rentable square feet of space, known as ___________________ (the "Premises").

     B. Landlord and Tenant have agreed to terminate the Lease, subject to and in accordance with the terms, conditions and provisions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.  Recitals. The foregoing Recitals are true and correct and are
         --------
incorporated into this Agreement by reference as if fully set forth.

     2.  Termination. Effective immediately on the date of this Agreement (the
         -----------
"Termination Date"), the Lease is hereby terminated. As of the Termination Date, the Lease shall be deemed to be of no further force or effect and neither party shall have any further liability to the other under the Lease except for those obligations which expressly survive expiration or earlier termination of the Lease ("Surviving Obligations"), subject to this Section below. Notwithstanding
Section 12E of the Lease, Landlord's obligations under Section 12E of the Lease ("Landlord's Indemnity Regarding Hazardous Materials") shall not survive termination of the Lease and shall not be a Surviving Obligation hereunder.

     3.  Release. Except for the Surviving Obligations, the undersigned (and the
         -------
individuals executing on behalf of the undersigned in their individual capacities) do hereby release, discharge and acquit each other, their past, present and future officers, employees, directors, principals, agents, partners, shareholders, attorneys, successors and assigns, and any affiliated entity or other entity owned or controlled by one or more of them, from any claim asserted or which may have been asserted in connection with any rights, obligations, representations, warranties or covenants, or breaches thereof, contained in, arising from or conferred under the Lease, other than the Surviving Obligations, and from any and all claims, demands, remedies, causes of action, debts, liabilities and losses of every kind or nature, whether at this time known or unknown, anticipated or unforeseen, direct or indirect, fixed or contingent, whether presently or hereafter disclosed, which the parties to this Agreement, and their respective successors and assigns, ever had, now have or hereafter may have by reason of the

Lease, the landlord-tenant relationship created thereby, or the occupancy of the Premises under the Lease, except that nothing herein shall in any way limit or prejudice the rights of either of the parties with respect to the Surviving Obligations, the exercise and enforcement to the fullest extent of the rights granted under this Agreement, or the pursuit of any claim by Tenant under that certain Agreement to Purchase Buildings dated September __, 2001, between Landlord and Tenant (the "Purchase Agreement") or reserved by Tenant under
Section 15.15 of the Purchase Agreement. Landlord and Tenant hereby waive the protection of California Civil Code Section 1542, which reads as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Landlord's Initials:_________   Tenant's Initials:_____________

     4.  Authority. The signatories hereto hereby represent that they have full
         ---------
and complete authority to bind their respective parties to the Agreement and that no other consent is necessary or required in order for the signatories to execute this Agreement on behalf of their respective parties.

     5.  Binding Effect. This Agreement shall be binding upon and inure to the
         --------------
benefit of the parties hereto and their respective successors and assigns.

     6.  Applicable Law. This Agreement shall be governed by and construed and
         --------------
enforced in accordance with the laws of the State of California without regard to any conflict of laws principles.

     7.  Counterparts. This Agreement may be executed in separate counterparts,
         ------------
all of which together shall constitute a single Agreement.

     8.  Attorneys' Fees. If any legal proceeding is brought or undertaken to
         ---------------
enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the prevailing party or parties in such proceeding shall be entitled to recover reasonable attorneys' and other professionals' fees, court costs and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

                                  LANDLORD:


                                  ________________________________, a
                                  ________________________________


                                  By:_____________________________
                                     Name:________________________
                                     Title:_______________________


                                  TENANT:


                                  ________________________________, a
                                  ________________________________


                                  By:_____________________________
                                     Name:________________________
                                     Title:_______________________

                                    EXHIBIT L
                                    ---------

                                   ASSIGNMENT
                                   ----------

     THIS ASSIGNMENT OF INTANGIBLE PROPERTY ("Assignment"), is made as of the
                                              ----------
_______ day of ________________, 2001 by and between __________________________, a ___________________, ("Assignor") and ________________, a ___________________
                         --------
("Assignee").
  --------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, by Agreement to Purchase Buildings ("Purchase Agreement") dated as
                                                   ------------------
of ____________, 2001, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property and the improvements located thereon ("Property") as more particularly described in the Purchase Agreement; and
  --------

     WHEREAS, the Purchase Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Assignment of Contracts, Licenses and Permits. Assignor hereby assigns,
         ---------------------------------------------
sets over and transfers to Assignee, to the extent assignable (without representation or warranty as to assignability) on the terms described below without prejudicing Assignor's reserved rights and benefits described below, all of its right, title and interest in, to and under (a) the contracts described in Exhibit A attached hereto and incorporated herein by this reference (herein
---------
collectively called the "Contracts"), (b) all licenses, permits and other
                         ---------
written authorizations necessary for the use, operation or ownership of the Property (herein collectively called the "Licenses and Permits"), and (c) all
                                          --------------------
rights of Assignor in all intangible property owned by Assignor and useful in connection with the Property ("Intangible Property").
                               -------------------

     2.  Assumption and Indemnity. Assignee hereby (a) assumes and takes
         ------------------------
responsibility for all damages, losses, costs, claims, liabilities, expenses, demands, and obligations of any kind or nature whatsoever attributable to the Contracts, the Licenses and Permits and Intangible Property arising or accruing after the date hereof and (b) agrees to indemnify, defend and hold harmless Assignor from all damages, losses, costs, claims, liabilities, expenses, demands, and obligations of any kind or nature whatsoever attributable to the Contracts, Licenses and Permits and Intangible Property arising or accruing on or after the date hereof. Assignor agrees to indemnify, defend and hold harmless Assignee from all damages, losses, costs, claims, liabilities, expenses, demands, and obligations of any kind or nature whatsoever attributable to the Contracts, Licenses and Permits and Intangible Property arising or accruing before the date hereof.

     3.  Miscellaneous. This Assignment and the obligations of the parties
         -------------
hereunder shall survive the closing of the transaction referred to in the Purchase Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     4.  Severability. If any term or provision of this Assignment or the
         ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

     5.  Counterparts. This Assignment may be executed in counterparts,
         ------------
each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

                                         ASSIGNOR:

                                         _______________________________, a
                                         _______________________________



                                         By:____________________________
                                            Name:_______________________
                                            Title:______________________


ASSIGNEE:


________________________________



By:_____________________________
   Name:________________________
   Title:_______________________

                                      L-2